UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Exact Sciences Corporation
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441 Charmany Drive
Madison, Wisconsin 53719

June 11, 2020

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Exact Sciences Corporation to be held at 10:00 a.m., Central Time, on Thursday, July 23, 2020. We have been monitoring the COVID-19 situation closely and have determined that holding an in-person annual meeting could pose a risk to the health and safety of our stockholders, employees, and directors. As a result, this year's annual meeting will be completely virtual and conducted via live webcast. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting https://www.virtualshareholdermeeting.com/EXAS2020. You will also be able to vote your shares electronically at the annual meeting.

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate from any location around the world with Internet connectivity. Information on how to participate in this year's virtual meeting can be found beginning on Page 57 of the accompanying Proxy Statement.

For your convenience, we are also pleased to offer a re-playable webcast of the annual meeting at https://www.virtualshareholdermeeting.com/EXAS2020.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the annual meeting via the Internet. Please vote electronically over the Internet, by telephone or if, you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Very truly yours,

Kevin T. Conroy
Chairman, President and Chief Executive Officer

EXACT SCIENCES CORPORATION
441 Charmany Drive
Madison, Wisconsin 53719

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 23, 2020

To the Stockholders of Exact Sciences Corporation:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of Exact Sciences Corporation, a Delaware corporation, will be held on Thursday, July 23, 2020, at 10:00 a.m., Central Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://www.virtualshareholdermeeting.com/EXAS2020. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled "Questions and Answers" beginning on page 56.

The Annual Meeting is being held for the following purposes:

1. To elect the four nominees to our Board of Directors nominated by our Board of Directors to serve for a three year term as Class II directors.

2. To ratify the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for 2020.

3. To hold an advisory vote on executive compensation.

4. To approve an amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares.

5. To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

We are pleased to utilize the Securities and Exchange Commission ("SEC") rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about June 11, 2020, we will mail to our stockholders of record as of June 1, 2020 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report on Form 10-K.

By Order of our Board of Directors,

D. Scott Coward
Senior Vice President, General Counsel, Chief
Administrative Officer and Secretary

Madison, Wisconsin
June 11, 2020

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about June 11, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:
This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

Exact Sciences 2020 Proxy Statement	i

441 Charmany Drive
Madison, Wisconsin 53719

2020 PROXY SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER. PLEASE READ THE ENTIRE PROXY STATEMENT CAREFULLY BEFORE VOTING.

2020 Annual Meeting of Stockholders Information

Date and Time:	Thursday, July 23, 2020, at 10:00 a.m., Central Time
Location:	Meeting live via the Internet by visiting https://www.virtualshareholdermeeting.com/EXAS2020
Record Date:	June 1, 2020
Admission:
To participate in the Annual Meeting, visit https://www.virtualshareholdermeeting.com/EXAS2020. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Your Vote

Your vote is very important. Our Board of Directors is requesting you to allow your Common Stock to be represented at our 2020 Annual Meeting by proxies named on the proxy card.

In connection with this request, on or about June 11, 2020, we expect to send to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report, and how to vote through the Internet or by telephone.

How to Vote

Stockholders of record may vote their shares prior to the annual meeting via the Internet, by telephone or by mail.

Beneficial owners of shares held in "street name" may vote by following the voting instructions provided to them by their bank or broker.

Exact Sciences 2020 Proxy Statement	1

2020 PROXY SUMMARY

Summary of Voting Proposals and Voting Recommendations

Proposals	Board Recommendation

PROPOSAL 1.Election of Directors (Page 5)	FOR ALL

We are asking stockholders to vote on each director nominee to our Board of Directors named in this Proxy Statement. Our Board of Directors believes that each director nominee has the qualifications, experience, and skills necessary to represent stockholders through service on our Board of Directors.

PROPOSAL 2.Ratification of Appointment of Independent Registered Public Accounting Firm (Page 24)	FOR

Our Audit and Finance Committee has appointed PricewaterhouseCoopers, LLP ("PWC") to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. Our Audit and Finance Committee and our Board of Directors believe that the retention of PWC to serve as our independent auditor is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify our Audit and Finance Committee's appointment of PWC.

PROPOSAL 3.Non-Binding, Advisory Approval of Compensation to NEOs ("Say-on-Pay") (Page 28)	FOR
We are asking our stockholders to indicate their support for our executive compensation programs as described in this Proxy Statement. This vote is referred to as a "Say-on-Pay" vote.

PROPOSAL 4.Approval of Amendment to our Certificate of Incorporation (Page 51)	FOR
We are asking stockholders to approve an amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares.

2	Exact Sciences 2020 Proxy Statement

2020 PROXY SUMMARY

Nominees for Election as Directors and Continuing Directors

Our Board of Directors recommends a vote FOR the election of each of the following nominees for director:

		Director	Director		Committee Membership
Name	Age	Since	Class	Primary Occupation	AFC	CMDC	CGNC	ITPC

Nominees for Election as Class II Directors

Eli Casdin*	47	2017	Class II	Founder, Chief Investment Officer and Managing Director, Casdin Capital

James E. Doyle* †	74	2014	Class II	Former Governor of Wisconsin (2003-2011); Currently Of Counsel, Foley & Lardner LLP, and Partner, Doyle & Boyce Strategies

Freda Lewis-Hall*	65	2020	Class II	Former Chief Patient Officer, Executive Vice President, and Chief Medical Officer of Pfizer Inc.

Kathleen Sebelius*	72	2019	Class II	Former Secretary of the Department of Health and Human Services (2009-2014) and former Governor of Kansas (2003-2009); Currently CEO of Sebelius Resources LLC

Continuing Directors

Thomas D. Carey*	58	2013	Class III	Founder and Managing Director, Perspective Group, LLC

Kevin T. Conroy	54	2009	Class I	President, CEO and Chairman of the Board of Directors, Exact Sciences Corporation

Pierre Jacquet*	53	2019	Class III	Vice Chairman, Global Healthcare Managing Director, L.E.K. Consulting

Daniel J. Levangie*	69	2010	Class III	Former CEO and President, Cytyc Health Corporation; Currently Co-founder and Manager, ATON Partners

Andrew Slavitt	54	2019	Class I	Founder and General Partner of Town Hall Ventures; Former Acting Administrator, Centers for Medicare & Medicaid Services

Michael S. Wyzga*	65	2015	Class III	Former Executive Vice President, Finance and Chief Financial Officer, Genzyme Corporation

Katherine S. Zanotti*	65	2009	Class I	Former CEO of Arbonne International

* Independent Chair Member † Lead Independent Director
AFC = Audit and Finance Committee; CMDC = Compensation and Management Development Committee; CGNC = Corporate Governance & Nominating Committee; ITPC = Innovation, Technology and Pipeline Committee

Exact Sciences 2020 Proxy Statement	3

2020 PROXY SUMMARY

Governance Highlights

Nine of eleven directors independent

Annual evaluation of CEO by our Board of Directors

Annual Board and Committee self-evaluations

Board exercising a strong, independent oversight function

Robust director nominee selection process

Committed to actively seeking female and minority board candidates

Lead Independent Director exercising forceful, energetic and independent leadership

Standing Committees comprised entirely of independent directors

Robust stock ownership guidelines for independent directors and executive officers

Clawback provisions in our key compensation programs

Regular executive sessions of non-management directors

Annual "say on pay" advisory vote

Anti-hedging, anti-short sale and anti-pledging policies

Engagement of independent compensation consultant

4	Exact Sciences 2020 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

PROPOSAL 1—ELECTION OF DIRECTORS

WHAT YOU ARE VOTING ON:

At the 2020 Annual Meeting, four Class II directors are to be elected, each to hold office until the 2023 Annual Meeting and until his or her respective successor is elected and qualified, or until his or her earlier death, resignation or removal.

The Company's Board of Directors currently consists of eleven members and is divided into three classes serving terms of three years. Stockholders elect one class of directors at each annual meeting. The class up for election at the 2020 Annual Meeting is Class II, whose members are currently Eli Casdin, James E. Doyle, Freda Lewis-Hall and Kathleen Sebelius. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, our Board of Directors has nominated and recommended Eli Casdin, James E. Doyle, Freda Lewis-Hall and Kathleen Sebelius for re-election to our Board of Directors as Class II directors.

Shares represented by all proxies received by our Board of Directors and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. Our Board of Directors knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by our Board of Directors.

The Company's Corporate Governance Guidelines provide for a majority voting policy in uncontested elections of nominees to our Board of Directors. Under the majority voting policy, any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election must offer his or her resignation as a director to the Corporate Governance and Nominating Committee of our Board of Directors. Upon receipt of this offer of resignation, the Corporate Governance and Nominating Committee will consider the offer of resignation and recommend to our Board of Directors action to be taken with respect to the offer of resignation, including whether or not to accept such offer of resignation. Our Board of Directors will then act upon such recommendation and promptly disclose its decision, together with an explanation of the reasons behind such decision. Our majority voting policy is set forth in our Corporate Governance Guidelines, which can be found on our website located at www.exactsciences.com under "Investor Relations—Corporate Governance."

Set forth below are the nominees to be elected at the 2020 Annual Meeting and other members of our Board of Directors and, for each such other director, the year such director was first elected as a director, the year each director's current term will expire and the current class of each director.

Exact Sciences 2020 Proxy Statement	5

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led our Board of Directors to conclude that such director or nominee should serve on our Board of Directors.

Nominees for Class II Directors

ELI CASDIN	DIRECTOR SINCE: 2017

Current Class of Director: II Current Term Expiration: 2020
Eli Casdin, age 47, is the Chief Investment Officer and founder of Casdin Capital. For the last 17 years he has analyzed and invested in disruptive technologies and business models in life sciences and healthcare. Prior to founding Casdin Capital, Mr. Casdin was a vice president at Alliance Bernstein in its "thematic" based investment group where he researched and invested in the implications of new technologies for the life science and healthcare sectors. His Alliance Bernstein black book, "The Dawn of Molecular Medicine" detailed the early yet already accelerating wave of innovations in life sciences, and the next wave of investment opportunities. Mr. Casdin's prior experience includes time at Bear Stearns and Cooper Hill Partners, a healthcare focused investment firm. Mr. Casdin earned a bachelor's degree from Columbia University and an MBA from Columbia Business School.

Casdin brings to our Board of Directors significant financial and investment experience and a deep knowledge of the healthcare and life sciences industries that provides important insights into our industry and competitive landscape.

JAMES E. DOYLE	DIRECTOR SINCE: 2014

Current Class of Director: II Current Term Expiration: 2020
James E. Doyle, age 74, is currently Of Counsel at Foley & Lardner LLP, an international law firm, as well as partner of Doyle & Boyce Strategies, a consultant to several national foundations. Prior to his current positions, Mr. Doyle served two terms as the 44th governor of the state of Wisconsin from 2003 to 2011. Prior to his gubernatorial service, Mr. Doyle served three terms as the attorney general of the state of Wisconsin from 1991 to 2003. In connection with his service as attorney general, Mr. Doyle served as president of the National Association of Attorneys General from 1997 to 1998. Mr. Doyle also previously served as the District Attorney of Dane County, Wisconsin and worked in private practice. His extensive public service also includes stints in the Peace Corps as a teacher in Tunisia and as an attorney in a federal legal services office on the Navajo Indian Reservation. Mr. Doyle earned a bachelor's degree from the University of Wisconsin—Madison and a JD from Harvard Law School.

Mr. Doyle brings to our Board of Directors proven leadership and managerial capabilities acquired through his extensive public and private sector experience. He also provides our Board of Directors with deep knowledge of governmental and legal affairs.

FREDA LEWIS-HALL	DIRECTOR SINCE: 2020

Current Class of Director: II Current Term Expiration: 2020
Freda Lewis-Hall, M.D., DFAPA, age 65, served as Chief Patient Officer and Executive Vice President of Pfizer Inc. (NYSE: PFE) from January 2019 to December 2019. She acted as a Senior Medical Advisor to the CEO until her retirement in March 2020. From 2009 to December 2019, Dr. Lewis-Hall served as Pfizer's Chief Medical Officer and Executive Vice President. Prior to joining Pfizer in 2009, Dr. Lewis-Hall held various senior leadership positions including Chief Medical Officer and Executive Vice President, Medicines Development at Vertex Pharmaceuticals, Inc., a biopharmaceutical company, from 2008 to 2009, and Senior Vice President, U.S. Pharmaceuticals, Medical Affairs for Bristol-Myers Squibb Co. from 2003 to 2008. Dr. Lewis-Hall serves on the board of directors of SpringWorks Therapeutics, Inc. (NASDAQ: SWTX) and 1Life Healthcare, Inc. (NASDAQ: ONEM). From December 2014 to May 2017, she served on the board of directors of Tenet Healthcare Corporation (NYSE: THC). Dr. Lewis-Hall currently serves on the board of fellows of The Harvard School and the board of advisors of the Dell Medical School. She also serves as a member of the board of governors for the Patient-Centered Outcomes Research Institute. Dr. Lewis-Hall earned a B.A. in Natural Sciences from Johns Hopkins University and an M.D. from Howard University College of Medicine.

Dr. Lewis-Hall brings significant expertise in the biopharmaceutical industry and leadership experience as a senior executive at various biopharmaceutical companies. Her leadership in patient-focused medicine and emphasis on patient engagement and inclusion provides critical insight to our Board of Directors.

6	Exact Sciences 2020 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

KATHLEEN G. SEBELIUS	DIRECTOR SINCE: 2019

Current Class of Director: II Current Term Expiration: 2020
Kathleen G. Sebelius, age 72, serves as CEO of Sebelius Resources LLC, a strategic consulting firm that advises private companies, non-profit organizations and financial investors. From 2009 through 2014, Ms. Sebelius served in President Barack Obama's Cabinet as the 21st Secretary of the Department of Health and Human Services. At HHS, Sebelius managed 11 operating agencies, 90,000 employees in 50 countries around the world, and a $1 trillion budget. Prior to that Ms. Sebelius served as Governor of Kansas from 2003 to 2009. Previous elected offices include two terms as the Kansas insurance commissioner and four terms in the Kansas Legislature. Ms. Sebelius serves as a director of Dermira, Inc. (Nasdaq: DERM), a biopharmaceutical company, Myovant Sciences Ltd. (NYSE: MYOV), a biopharmaceutical company, and the Kaiser Family Foundation. She also co-chairs the Aspen Institute Health Strategy Group and serves on advisory boards for the Dole Institute of Politics, Solera Health, Out Leadership, the Estée Lauder Foundation, and the University of Kansas College of Liberal Arts and Sciences. Ms. Sebelius earned a bachelor's degree from Trinity Washington University and a master of public administration from the University of Kansas.

Ms. Sebelius brings a wealth of state and federal government expertise, management insight and health care experience to our Board of Directors with deep knowledge of the systemic challenges and opportunities to improve health care.

Other Members of our Board of Directors

THOMAS D. CAREY	DIRECTOR SINCE: 2013

Current Class of Director: III Current Term Expiration: 2021
Thomas D. Carey, age 58, is the founder and Managing Director of Perspective Group, LLC, a human capital and executive search firm serving the healthcare industry. Previously, Mr. Carey was a member at Spencer Stuart, a global executive search firm, from 2010 through 2015, where he was responsible for leading the firm's global efforts in providing board services to companies within all segments of the healthcare market. Prior to Spencer Stuart, Mr. Carey was with Russell Reynolds Associates from 2001 to 2010 where he served as a Partner and Co-Head of the firm's Global Life Sciences Practice for the three years preceding his move to Spencer Stuart. Prior to entering the search industry, Mr. Carey served as an investment banker and then chief financial officer of both private and public healthcare and information technology companies. Mr. Carey earned a bachelor's degree from the College of the Holy Cross and an MBA from the Kellogg Graduate School of Management at Northwestern University.

Mr. Carey brings to our Board of Directors more than 20 years of broad life sciences industry expertise. His background in finance and the executive search industry also provides our Board of Directors a valuable perspective with respect to financial strategy, key executive hires and other personnel-related matters.

Exact Sciences 2020 Proxy Statement	7

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

KEVIN T. CONROY	DIRECTOR SINCE: 2009

Current Class of Director: I Current Term Expiration: 2022
Kevin T. Conroy, age 54, has served as our President and Chief Executive Officer and as a director since 2009, and as Chairman of our Board of Directors since 2014. Mr. Conroy served as president and chief executive officer of Third Wave Technologies, Inc., a molecular diagnostics company, from 2005 until the acquisition of Third Wave by Hologic, Inc. in 2008. He joined Third Wave in 2004 and served as general counsel until 2005. Prior to joining Third Wave, Mr. Conroy held leadership positions at GE Healthcare and practiced intellectual property law in private practice. Mr. Conroy also serves as a director of Epizyme, Inc. (Nasdaq: EPZM), Adaptive Biotechnologies Corporation (Nasdaq: ADPT) and ARYA Sciences Acquisition Corporation (Nasdaq: ARYAU:US). He earned a bachelor's degree in electrical engineering at Michigan State University and a JD from the University of Michigan.

Mr. Conroy brings extensive business, legal and executive leadership experience to our Board of Directors. With his significant knowledge of, and breadth of experience in, the healthcare industry in general and the molecular diagnostics industry and our Company in particular, he provides our Board of Directors with a vital understanding of our business and industry.

PIERRE JACQUET	DIRECTOR SINCE: 2019

Current Class of Director: III Current Term Expiration: 2021
Pierre Jacquet, age 53, is Vice Chairman, Global Healthcare Managing Director of L.E.K. Consulting. He has served in a variety of leadership roles for L.E.K., including the firm's Global Leadership Team, the Americas management committee, and various partner operating committees since 2001. Mr. Jacquet has spent more than two decades focused on corporate strategy consulting, merger and acquisition advisory services, and value management, both domestically and internationally. A former physician, he worked with Arthur D. Little from 1998 to 2000 as a manager of its pharmaceutical practice and performed business development for Genzyme in 1997. During his medical career, he was a Fellow at the Washington Cancer Institute from 1993 to 1996, where he authored over 40 publications and presentations. Pierre has also served on the Advisory Board of Life Science Cares since 2017. Mr. Jacquet earned a Master of Business Administration from the Darden Graduate School at the University of Virginia in 1998, was awarded a Doctor of Medicine with high distinction in 1991, and a Doctor of Philosophy in biomedical sciences in 1996 from the University of Liège in Belgium.

Mr. Jacquet brings to our Board of Directors extensive business and managerial experience in the healthcare industry and his service as a physician and fellow at an oncology focused medical institute provides valuable insight to our Board of Directors.

8	Exact Sciences 2020 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DANIEL J. LEVANGIE	DIRECTOR SINCE: 2010

Current Class of Director: III Current Term Expiration: 2021
Daniel J. Levangie, age 69, is an experienced executive and corporate director with senior operating experience in the field of medical devices and in vitro diagnostics. Mr. Levangie is co-founder and manager of ATON Partners, a private investment firm, and Chairman, President & CEO of CereVasc, LLC, an early-stage medical device company. From 2013 through January 2017, Mr. Levangie served as President of Insulet Drug Delivery Systems. From 2011 through 2013, Mr. Levangie was chief executive officer of Dune Medical Devices, Inc. and co-founder and managing partner of Constitution Medical Investors, Inc., a Boston-based private investment and product development firm acquired by Roche Diagnostics Corporation in 2013. Prior to the above, Mr. Levangie held a variety of executive management positions with Cytyc Corporation until the acquisition of Cytyc by Hologic, Inc. in 2007. These positions include executive vice president and chief operating officer, chief executive officer and president of Cytyc Health Corporation, executive vice president and chief commercial officer and president, Cytyc Surgical Products Division. Prior to joining Cytyc Corporation in 1992, Mr. Levangie held a number of sales, marketing and management positions with Abbott Laboratories, a diversified healthcare company. Mr. Levangie is currently a director of CereVasc, LLC, Dune Medical Devices and Renovia, Inc. He previously served as a director of Insulet Corporation, a medical device company (Nasdaq: PODD), Liposcience, Inc., a diagnostics company (formerly Nasdaq: LIPO), ev3, Inc., a medical device company, and Hologic, Inc., a diagnostic, imaging systems and surgical products company (Nasdaq: HOLX). Mr. Levangie is a member of the Advisory Board of the Barnett Institute of Northeastern University and is a trustee of Excel Charter School, East Boston. Mr. Levangie earned a bachelor's degree in pharmacy from Northeastern University.

Levangie brings a wealth of executive, managerial and leadership experience in the healthcare industry to our Board. He has significant board of director experience from his service on the boards of directors of numerous medical device and biotechnology companies.

ANDREW SLAVITT	DIRECTOR SINCE: 2019

Current Class of Director: I Current Term Expiration: 2022
Andrew Slavitt, age 54, is the founder and General Partner of Town Hall Ventures, which invests in healthcare innovations in vulnerable communities, a position he has held since 2018. Prior to that, he served as the Acting Administrator for the Centers for Medicare & Medicaid Services from 2015 to 2017, and as Group Executive Vice President of Optum, UnitedHealth Group's health services platform, from 2012 to 2014. From 2006 through 2011, Mr. Slavitt was the CEO of OptumInsight (formerly Ingenix), a UnitedHealth Group subsidiary. He serves on the Board of Directors of United States of Care, a national non-profit health think-tank and advocacy organization, is co-chair of the Future of Healthcare Initiative at the Bipartisan Policy Center, and previously served as a director of Capella Education Company, an education services company (formerly Nasdaq: CPLA). Mr. Slavitt received his MBA from Harvard Business School and bachelor of arts and bachelor of science degrees from the University of Pennsylvania.

Mr. Slavitt brings to our Board of Directors extensive executive and leadership experience in the healthcare industry. His leadership at Centers for Medicare & Medicaid Services and within the healthcare insurance industry provides a valuable perspective to our Board.

Exact Sciences 2020 Proxy Statement	9

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

MICHAEL S. WYZGA	DIRECTOR SINCE: 2015

Current Class of Director: III Current Term Expiration: 2021
Michael S. Wyzga, age 65, is an independent healthcare consultant and served as the President and Chief Executive Officer and a member of the board of directors of Radius Health, Inc., a biopharmaceutical company focused on developing new therapeutics for the treatment of osteoporosis and other women's health conditions, from December 2011 to November 2013. Prior to that, Mr. Wyzga served in various senior management positions at Genzyme Corporation, a global biotechnology company. Mr. Wyzga joined Genzyme in March 1997 and most recently served as Executive Vice President, Finance from May 2003 until November 2011 and as Chief Financial Officer from July 1999 until November 2011. Mr. Wyzga currently serves as Chairman of the Board of Directors of Gensight Biologics S.A., a clinical-stage biologics company (EPA: SIGHT), Chairman of the Board of Directors of X4 Pharmaceuticals, a biopharmaceutical company (Nasdaq: XFOR), a director of Mereo BioPharma Group plc, a clinical-stage biopharmaceutical company (Nasdaq: MREO), and LogiBio Therapeutics, Inc., a biopharmaceutical company (Nasdaq: LOGC), and previously served as a director of Akebia Therapeutics, Inc. (Nasdaq: AKBA), Prosensa Holding N.V. (formerly Nasdaq: RNA), a biotechnology company, and Idenix Pharmaceuticals, Inc. (formerly Nasdaq: IDIX), a pharmaceutical company. Mr. Wyzga earned a bachelor's degree from Suffolk University and an MBA from Providence College.

Mr. Wyzga brings extensive financial and managerial experience in the biotechnology and biopharmaceutical industries to our Board of Directors with key insight into financial and strategic initiatives as well as extensive public company board service within our industry.

KATHERINE S. ZANOTTI	DIRECTOR SINCE: 2009

Current Class of Director: I Current Term Expiration: 2022
Katherine S. Zanotti, age 65, served as chief executive officer of Arbonne International from 2009 until 2018. Ms. Zanotti also served as Chair of Natural Products Group (the holding company of Arbonne, Nature's Gate, and Levlad) from 2010 until 2018 when Groupe Rocher acquired Natural Products Group and Arbonne International. Arbonne is a botanically based skin care, cosmetic and nutrition company marketed in seven countries, with revenue of over $600 million. From 2002 to 2006, she served as senior vice president of marketing at McDonald's Corporation. Prior to joining McDonald's Ms. Zanotti was a vice president at the Procter & Gamble Company and most recently served as vice president and general manager of the North American pharmaceutical business and the corporate women's health platform. Ms. Zanotti currently serves on the Board of Trustees of Xavier University. Ms. Zanotti currently serves as a director of Cutera, Inc., a developer of cosmetic and aesthetic laser equipment (Nasdaq:CUTR). She previously served as a director of Hill-Rom Holdings, Inc., a worldwide manufacturer and provider of medical technologies and related services (NYSE:HRC); Mentor Corporation, a medical device company; Alberto Culver Company, a personal care products company; and Third Wave Technologies, Inc., a molecular diagnostics company. Ms. Zanotti earned a bachelor's degree in economics and studio fine arts from Georgetown University and an MBA with a concentration in marketing and finance from Xavier University.

Ms. Zanotti's extensive executive, managerial and leadership experience, including many years in the pharmaceutical industry, positions her well to serve as a member of our Board. Her business acumen and experience on the boards of directors of numerous companies make her a valuable addition to our Board of Directors.

10	Exact Sciences 2020 Proxy Statement

INFORMATION CONCERNING EXECUTIVE OFFICERS

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is background information relating to our executive officers. Kevin T. Conroy is discussed above under Information Concerning Directors and Nominees for Director.

JEFFREY T. ELLIOTT

Position: Chief Financial Officer
Jeffrey T. Elliott, age 42, has served as our Chief Financial Officer since November 2016. Prior to his appointment as Chief Financial Officer, Mr. Elliott served as the Company's Vice President, Business Development and Strategy, from June 2016 to November 2016. Prior to joining the Company, from 2007 to 2016, Mr. Elliott was with Robert W. Baird & Co., where from June 2012 to June 2016 he was a senior research analyst who covered diagnostics and life science tools companies. Earlier in his career, Mr. Elliott worked in a supply chain role for Walgreens and as a consultant at Cap Gemini Ernst & Young. Mr. Elliott earned a bachelor's degree in business administration from the University of Illinois at Urbana-Champaign and an MBA from the University of Chicago Booth School of Business. Mr. Elliott is a CFA charterholder.

MARK STENHOUSE

Position: General Manager, Screening
Mark Stenhouse, age 53, has served as General Manager, Screening since November 2019 and served as President, Cologuard from April 2018 until November 2019. Prior to joining the Company, Mr. Stenhouse worked for over 25 years at Abbott Laboratories (NYSE: ABT) and AbbVie, Inc. (NYSE: ABVV), including in a number of executive and managerial positions within its U.S. Immunology division. Most recently, from October 2016 until March 2018, Mr. Stenhouse served as Vice President, U.S. Immunology, where Mr. Stenhouse developed AbbVie's U.S. expansion into the immunology marketplace. From April 2010 until September 2016, Mr. Stenhouse served as Vice President and Vice President/General Manager, U.S. Immunology—Gastroenterology Franchise, where Mr. Stenhouse led a successful turnaround of the franchise, including approval of HUMIRA for treatment of Ulcerative Colitis. From September 2006 through March 2010, Mr. Stenhouse held various senior management, marketing and sales positions within Abbott Laboratories' U.S. Immunology division. Mr. Stenhouse earned a bachelor's degree in business administration from College of Charleston.

TORSTEN HOOF

Position: General Manager, International
Torsten Hoof, age 60, has served as our General Manager, International since the Company's acquisition of Genomic Health in November 2019. Mr. Hoof joined Genomic Health in September 2017 as Senior Vice President, International. Mr. Hoof previously served from May 2015 to March 2017 as the Vice President and Head of Oncology EMEA at Baxalta, where he built the company's oncology presence in Europe. From February 2013 to October 2014, Mr. Hoof was also the European General Manager for Endocyte, where he established its European organization designed to bring an innovative, precision medicine solution to patients with ovarian cancer. During his 10 years at Bristol-Myers Squibb, he led the global haemato-oncology franchise and was EMEA General Manager and Vice President for HIV and Primary Care. In his career with Roche, Torsten led the Tamiflu launch as a Global Business Leader and established Roche's German leadership position in Virology. Torsten also served as an Independent Director at HRA Pharma until its acquisition by Goldman Sachs and Astorg in February 2016. Mr. Hoof earned PhD and master's degrees from the University of Hannover, Germany and is an alumnus of the Boehringer Ingelheim Fonds, Germany.

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INFORMATION CONCERNING EXECUTIVE OFFICERS

JAKE ORVILLE

Position: General Manager, Pipeline
Jake Orville, age 46, has served as our General Manager, Pipeline since November 2019 and served as Senior Vice President, Pipeline from February 2019 to November 2019. Mr. Orville previously served as general manager, Cardiometabolic & Endocrinology Franchise, Quest Diagnostics, Inc. from November 2017 to February 2018. Mr. Orville co-founded Cleveland HeartLab, Inc. in December 2008 and served as its chief executive officer from December 2008 to November 2017. Earlier in his career Mr. Orville served in leadership and operational roles at NextGen Sciences, Inc. and Third Wave Technologies, Inc. Mr. Orville earned a bachelor's degree from University of Massachusetts-Amherst and an MBA from the University of Wisconsin-Madison.

GISELA PAULSEN

Position: General Manager, Precision Oncology
Gisela Paulsen, age 54, has served as our General Manager, Precision Oncology since April 2020. Prior to joining the Company, Ms. Paulsen served in various management roles at F. Hoffmann-La Roche Ltd. and Genentech, Inc since November 2005. She served as Roche and Genentech's Senior Vice President, Global Head, Product Development, Clinical Operations from January 2018 to April 2020, as Roche and Genentech's Vice President, Global Head, Product Development, Global Product Strategy & Late-Stage Portfolio Finance beginning from March 2017 to February 2018, and as Genentech's Vice President, Access Solutions from September 2014 to February 2017. Ms. Paulsen received a bachelor of science, pharmacy and a master of science, pharmaceutics and drug delivery from Uppsala University in Sweden.

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CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

Board Independence

Our Board of Directors has determined that each of Thomas D. Carey, Eli Casdin, James E. Doyle, Pierre Jacquet, Daniel J. Levangie, Freda Lewis-Hall, Kathleen Sebelius, Michael S. Wyzga and Katherine S. Zanotti is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. ("NASDAQ"). Furthermore, our Board of Directors has determined that all of the members of our Audit and Finance Committee, Compensation and Management Development Committee, Corporate Governance and Nominating Committee and Innovation, Technology and Pipeline Committee are independent within the meaning of the director independence standards of NASDAQ and the rules of the SEC applicable to each such committee.

Executive Sessions of Independent Directors

Executive sessions of our independent directors are generally scheduled following each regularly scheduled in-person meeting of our Board of Directors. Executive sessions are led by James E. Doyle, our lead independent director, who actively solicits other independent directors for agenda items in advance of such meetings. The independent directors utilize the executive sessions to discuss, among other items, corporate strategy and planning, including succession planning for our executive officers.

Board Qualifications

Our Corporate Governance and Nominating Committee is responsible for identifying the appropriate qualifications, skills and characteristics desired of members of our Board of Directors in the context of the needs of the business and the current composition and needs of our Board of Directors.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. Our Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. We are committed to actively seeking female and minority candidates for the pool from which Board candidates are chosen. All candidates for director nominee must have time available to devote to the activities of our Board of Directors. Our Corporate Governance and Nominating Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominees who do not meet all of these criteria may still be considered for nomination to our Board of Directors if our Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Board Leadership Structure

Currently, Mr. Conroy serves as both the Chairman of our Board of Directors and the Chief Executive Officer of the Company. Our by-laws permit these positions to be held by the same person, and our Board of Directors believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on our circumstances. While our Board of Directors does not have a formal policy regarding the separation of the roles of Chairman and Chief Executive Officer, our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of senior management, a highly engaged Board of Directors, and the right balance between (i) effective independent oversight of the Company's business, (ii) our Board of Directors' activities and (iii) consistent corporate leadership. On at least an annual basis, our Corporate Governance and Nominating Committee reviews our corporate leadership structure. As part of its most recent such assessment, the Corporate Governance and Nominating Committee gave thorough consideration to a number of factors, including, but not limited to, the pros and cons of alternative leadership structures given the Company's current operating and governance environment, a review of empirical data on the topic, investor feedback and the dynamics of our Board of Directors.

Based upon these considerations and the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors determined to maintain our Board of Directors' current leadership structure with Mr. Conroy serving as both the Chairman of our Board of Directors and the Chief Executive Officer of the Company. The Board of Directors based this determination on (1) Mr. Conroy's extensive experience in and knowledge of the Company, the molecular diagnostics industry and the regulatory environment, (2) the highly effective bridge Mr. Conroy's service provides between our Board of Directors and the Company's management, (3) Mr. Conroy's continued leadership and vision necessary to lead our Board of Directors and the Company through its challenging industry and macroeconomic environments, (4) Mr. Conroy's investor-focused perspective and (5) the effective independent leadership provided on the Board of Directors by our Lead Independent Director and other independent directors as well as our standing committees which are all comprised entirely of independent directors.

Pursuant to our Corporate Governance Guidelines, at any time that the Company does not have an independent chairman of the Board of Directors, the Board of Directors appoints an independent director to serve as Lead Independent Director. The Lead Independent Director is elected to serve a one-year term commencing upon the adjournment of the annual meeting of stockholders until the adjournment of the following year's annual meeting of stockholders. Our Corporate Governance Guidelines empower our Lead Independent Director with well-defined duties that are further summarized below. In addition, our Board of Directors—which currently is comprised of 82% independent directors—exercises a

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CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

strong, independent oversight function which enhances the accountability of the senior management team to our Board of Directors and provides for robust and impartial leadership and a unified voice that is accountable to our stockholders. This oversight function is enhanced by the fact that our Audit and Finance, Compensation and Management Development, Corporate Governance and Nominating and Innovation, Technology and Pipeline Committees are comprised entirely of independent directors. Further, our Board of Directors meetings include regular executive sessions of the independent directors and an annual evaluation of our CEO's performance against pre-determined goals. Our Board of Directors can and will change its leadership structure if our Board of Directors determines that doing so is in the best interest of the Company and its stockholders.

Lead Independent Director Duties
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Counsel the CEO on issues of interest and/or concern to the independent directors

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Coordinate, develop the agenda for and chair executive sessions of the Board's independent directors

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Act as principal liaison between the independent directors and the CEO on sensitive issues

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Lead the annual CEO review process and meet with the CEO to discuss such evaluation

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Review recommendations for retention of consultants who report directly to the Board

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Provide the Board's chairperson with input as to the preparation of the agenda for Board meetings

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Advise the Board's chairperson as to the quantity, quality and timeliness of the flow of information from management to the independent directors

Corporate Governance Guidelines

Our Board of Directors has approved, upon the recommendation of the Corporate Governance and Nominating Committee, a set of Corporate Governance Guidelines under which our Board of Directors and its committees operate. Our Corporate Governance Guidelines assist the Board and its committees in the exercise of their responsibilities and establish a common set of expectations and guidelines in order to provide a strong and robust governance framework for the Company. Among other topics, our Corporate Governance Guidelines address the following matters:

»

Board Evaluation:  Our Board of Directors annually conducts a confidential performance evaluation to determine whether it and its committees are functioning adequately and effectively. As part of this evaluation, each director completes a written self-assessment questionnaire with a variety of questions designed to gather suggestions for improving the effectiveness of the Board of Directors and its committees and to solicit feedback on a range of issues, including Board composition, Board dynamics, the Board's relationship with senior management, Board agendas and meetings, Board processes and Board committees.

»

Limitation on Other Board Service:  Carrying out the duties and fulfilling the responsibilities as a member of our Board of Directors requires a significant commitment of an individual's time and attention. While our Board of Directors does not believe that explicit limits on the number of other boards of directors on which directors may serve are currently appropriate, each director must notify the Chairman in connection with accepting a seat on the board of directors of another business corporation so that the potential for conflicts or other factors compromising such director's ability to perform his or her duties for our Board of Directors may be fully assessed.

»

Board and Committee Meeting Attendance:  Each member of the Board is expected to make reasonable efforts to attend regularly scheduled meetings of the Board and to participate in telephone conference meetings or other special meetings of the Board. Attendance and participation at meetings is an important component of the directors' duties and, as such, attendance rates are taken into account by the Corporate Governance and Nominating Committee in connection with assessments of director candidates for re-nomination as directors.

»

Director Orientation and Continuing Education:  Our Corporate Governance and Nominating Committee has developed an orientation program designed to familiarize new directors with our business and strategic plans, key policies and practices, principal officers and management structure, auditing and compliance processes and our Code of Business Conduct and Ethics. In addition, our Board committees monitor the continuing education needs of their members and recommend action to the Board where appropriate. Further, our executive officers are responsible for periodically providing materials or briefing sessions for continuing directors to assist them in discharging their duties.

»

Director Access to Management and Advisors:  Directors have complete access to senior members of our management. Our Board of Directors and each of its committees is authorized to request that any Company officer or employee, outside legal counsel, independent auditor or other professional retained by the Company to render advice to the Company, attend any meeting of the Board or such committee, or otherwise meet with members of or advisors to the Board of Directors. Our Board of Directors and each committee is authorized to engage legal, accounting or other advisors to provide it with advice and information in connection with carrying out its or their responsibilities.

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CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

Management Succession Planning

Our Board of Directors recognizes that one of its most important duties is to ensure continuity in the Company's senior leadership positions by overseeing the development of executive talent and planning for the succession of our senior management, including our Chief Executive Officer.

Our Corporate Governance and Nominating Committee and Compensation and Management Development Committee review and oversee the development and implementation of senior management succession plans. These committees periodically report to the Board of Directors on (i) such management succession plans, including recommendations and evaluations of potential successors to the Chief Executive Officer and other members of senior management and (ii) any development plans for then-current members of senior management.

Stockholder Engagement

We believe effective corporate governance requires regular, constructive and thoughtful engagement with our stockholders on a number of topics, including operating performance, corporate governance, long-term strategy, executive compensation, corporate social responsibility and governance-related issues. Our Board of Directors, CEO and senior management team play a central role in our stockholder engagement strategy and we regularly engage stockholders throughout the year and consider their input. In addition, our Compensation and Management Development Committee is charged with monitoring and evaluating the Company's engagement with stockholders to solicit feedback on the Company's compensation philosophy, structure, programs, practices and policies.

We solicit ongoing feedback from major stockholders and strive for continued and robust stockholder engagement throughout the year. Our Board of Directors welcomes feedback on its corporate governance and executive compensation practices and policies and believes that continued engagement with stockholders will further align the long-term interests of our Board of Directors, the Company, its management and its stockholders.

As set forth in our Corporate Governance Guidelines, a copy of which is available at www.exactsciences.com, security holders who wish to communicate directly with our Board of Directors, the independent directors of our Board of Directors or any individual member of our Board of Directors may do so by sending such communication by certified mail addressed to the Chairman of our Board of Directors, as a representative of the entire Board of Directors, the Lead Independent Director, as a representative of the independent directors of our Board of Directors, or to the individual director or directors, in each case, c/o Secretary, Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

Policies Regarding Director Nominations

Our Board of Directors has adopted a policy concerning director nominations, a copy of which is available at www.exactsciences.com. Set forth below is a summary of certain provisions of this policy.

Process for Identifying and Evaluating Director Nominees

Our Board of Directors is responsible for selecting nominees for election to our Board of Directors by our stockholders. Our Board of Directors delegates the selection process to our Corporate Governance and Nominating Committee, with the expectation that other members of our Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, our Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as our Corporate Governance and Nominating Committee deems appropriate. We are committed to actively seeking female and minority candidates for the pool from which Board candidates are chosen. Once candidates have been identified, our Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by our Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that our Corporate Governance and Nominating Committee deems to be helpful in the evaluation process. Our Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, our Corporate Governance and Nominating Committee recommends candidates for our Board of Directors' approval as nominees for election to our Board of Directors. Our Corporate Governance and Nominating Committee also recommends candidates for our Board of Directors' appointments to the standing committees of our Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The policy of our Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to our Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

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the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder's beneficial owner, if any;

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the class and number of shares of our equity that are owned beneficially and held of record by such stockholder and such beneficial owner including all "synthetic equity instruments" (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

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CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION
»
a description of the material terms of any agreements, arrangements or understandings (whether or not in writing) entered into between such stockholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class of our equity;

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the following information regarding the director nominee:

  »
  the name, age, business address and residence address of such person;

  »
  the principal occupation or employment of such person; and

  »
  the class and number of shares of our equity that are, directly or indirectly, owned beneficially or held of record by such person or any of its affiliates or associates including all "synthetic equity instruments" (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

»
certain representations and agreements of such director nominee as set forth in detail in our by-laws;

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why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

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how the recommended candidate meets applicable independence requirements established by the SEC and NASDAQ;

»
a representation that the stockholder giving the notice of recommendation intends to appear in person or by proxy at the applicable meeting of stockholders to nominate the persons named in its notice of recommendation; and

»
all other information relating to the recommended candidate and the recommending stockholder that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or our by-laws, including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if approved by our Board of Directors and elected.

Recommendations must be sent to the Chairperson of our Corporate Governance and Nominating Committee, c/o Secretary, Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to our Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to our Corporate Governance and Nominating Committee. Once our Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to our Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Our policy is to schedule a regular meeting of our Board of Directors on the same date as our annual meeting of stockholders and, accordingly, directors are encouraged to be present at such stockholder meetings. With the exception of one director, all individuals serving on our Board of Directors at the time of the 2019 annual meeting, attended the 2019 annual meeting of stockholders.

Code of Business Conduct and Ethics

We have in place a Code of Business Conduct and Ethics (the "Code of Ethics") that applies to all of our directors, officers and employees. The Code of Ethics is designed to deter wrongdoing and promote:

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honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

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compliance with applicable governmental laws, rules and regulations;

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the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics;

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accountability for adherence to the Code of Ethics; and

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anonymous reporting of violations of the Code of Ethics via reporting mechanisms approved by our Audit and Finance Committee.

A current copy of the Code of Ethics is available at www.exactsciences.com. A copy may also be obtained, free of charge, from us upon a request directed to Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at www.exactsciences.com and/or in our public filings with the SEC.

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Additional Governance Matters—Corporate Sustainability

Corporate sustainability is consistent with and supports our mission to empower patients and the colon cancer community with the most effective methods of detection to eradicate the disease and save lives. We believe that to serve patients well, it is important to also act responsibly in our relationships with our employees, our communities and the environment. We are committed to: (1) investing in our human capital; (2) conducting our business with the highest professional and ethical standards; (3) quality and the continuing effectiveness of our quality management system; (4) making it easy and affordable to complete our tests; (5) and working safely and being environmentally responsible. Our 2019 Sustainability Report, which outlines these goals in further detail and describes our sustainability practices is available at http://investor.exactsciences.com/investor-relations/corporate-governance/default.aspx.

Our Board of Directors and its Committees

Board of Directors

Our by-laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of our Board and that our Board has the authority to increase the number of directors, fill any vacancies on our Board and to decrease the number of directors to eliminate any vacancies. The number of directors currently fixed by our Board of Directors is eleven.

Our Board of Directors is classified into three separate classes (Classes I, II and III), with one class of directors nominated for election each year. Our Board of Directors believes the classification of the Board is important to our philosophy of managing and promoting the Company's long-term growth. Given the highly competitive nature of our business and the complexity and evolution of the life sciences industry more broadly, it can take several years to gain a robust understanding of our business and strategy, the Company's organization and structure, our products and our industry. Electing directors to a three year term is intended to promote continuity and stability of strategy and business direction for the long-term interests and expectations of our stockholders and other stakeholders.

Our Board of Directors met 18 times during the year ended December 31, 2019. All directors attended at least 75% of the aggregate of all meetings of our Board of Directors and all committees of our Board of Directors on which he or she served during 2019.

Committees

Our Board of Directors has standing Audit and Finance, Compensation and Management Development, Corporate Governance and Nominating and Innovation, Technology and Pipeline Committees. Our Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by our Board of Directors. A copy of each committee charter is available at www.exactsciences.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.

The following table sets forth the current members of each standing committee of our Board:

NAME	AUDIT AND FINANCE	COMPENSATION AND MANAGEMENT DEVELOPMENT	CORPORATE GOVERNANCE AND NOMINATING	INNOVATION, TECHNOLOGY AND PIPELINE

Thomas D. Carey

Eli Casdin

James E. Doyle

Pierre Jacquet

Daniel J. Levangie

Freda Lewis-Hall

Kathleen G. Sebelius

Andrew Slavitt

Michael S. Wyzga

Katherine S. Zanotti

 Chair      Member

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CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

The following summarizes the membership of each committee, as well as the primary roles and responsibilities of each committee and the number of times each committee met in 2019.

AUDIT AND FINANCE COMMITTEE	NUMBER OF MEETINGS IN 2019: 7

MEMBERS » Mr. Wyzga (Chair) » Mr. Casdin » Mr. Jacquet

AMONG OTHER THINGS, OUR AUDIT AND FINANCE COMMITTEE:

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Maintains responsibility for assisting our Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information.

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Reviews, monitors and reports to our Board of Directors on the adequacy of the Company's financial reporting process and system of internal controls over financial reporting.

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Selects, evaluates and replaces the independent auditor and serves as ultimate authority to which independent auditors are accountable.

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Oversees the Company's internal audit department, including the appointment, replacement or dismissal of the director of internal audit and the internal audit department's activities, including all issued internal audit reports, major findings and updates on remediation of past findings.

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In consultation with management, periodically reviews the adequacy of the Company's disclosure controls and procedures and approves any significant changes thereto.

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Advises and consults with management concerning plans and objectives for the Company's capitalization, including the structure and amount of debt and equity required to meet the Company's financing needs.

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Reviews and evaluates significant capital expenditures, mergers, acquisitions, divestitures, joint ventures and other significant transactions.

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Regularly discusses with management, Company legal counsel and the internal audit department the Company's major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks, and reviews with management annually a summary of legal and regulatory compliance matters and risk management activities.

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Provides the Audit and Finance Committee report for inclusion in our proxy statement for our annual meeting of stockholders.

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Recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

Our Board of Directors has determined that each member of our Audit and Finance Committee is independent with the meaning of the NASDAQ director independence standards and applicable rules of the SEC for audit committee members. Our Board of Directors has also determined that each of Mr. Casdin and Mr. Wyzga qualifies as an "audit committee financial expert" under the rules of the SEC.

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COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE	NUMBER OF MEETINGS IN 2019: 6

MEMBERS » Ms. Zanotti (Chair) » Mr. Doyle » Mr. Levangie

AMONG OTHER THINGS, OUR COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE:

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Discharges the responsibilities of our Board of Directors relating to the compensation of our executive officers.

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Evaluates and recommends to our Board of Directors appropriate compensation for the Company's independent directors.

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Oversees the Company's procedures for consideration and determination of executive and director compensation.

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Reviews and approves all executive compensation.

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Administers and implements the Company's incentive compensation plans and equity-based plans.

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Reviews, monitors and oversees the Company's employee benefit plans.

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Oversees succession planning for executive management and reviews the performance, potential, development and retention of current and future executive management and the organizational capability to meet short- and long-term strategic objectives.

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Reviews and recommends the Compensation Discussion & Analysis for inclusion in our proxy statement for our annual meeting of stockholders.

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Provides our Compensation and Management Development Committee Report for inclusion in our proxy statement for our annual meeting of stockholders.

Each member of our Compensation and Management Development Committee is a non-employee director as defined in Rule 16b-3 of the Exchange Act. Our Board of Directors has determined that each member of our Compensation and Management Development Committee is also an independent director within the meaning of NASDAQ's director independence standards and applicable SEC rules.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE	NUMBER OF MEETINGS IN 2019: 6

MEMBERS » Mr. Carey (Chair) » Mr. Doyle » Ms. Sebelius

AMONG OTHER THINGS, OUR CORPORATE GOVERNANCE AND NOMINATING COMMITTEE:

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Recommends to our Board of Directors persons to serve as members of our Board of Directors and as members of and chairpersons for the committees of our Board of Directors.

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Considers the recommendations of candidates to serve as directors submitted from our stockholders.

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Assists our Board of Directors in evaluating the performance of our Board of Directors and our Board committees.

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Advises our Board of Directors regarding the appropriate board leadership structure for the Company.

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Reviews and makes recommendations to our Board of Directors on corporate governance matters.

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Reviews the size and composition of our Board of Directors and recommends to our Board of Directors any changes it deems advisable.

Our Board of Directors has determined that each member of our Corporate Governance and Nominating Committee is an independent director within the meaning of the NASDAQ director independence standards and applicable rules of the SEC.

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INNOVATION, TECHNOLOGY AND PIPELINE COMMITTEE	NUMBER OF MEETINGS IN 2019: 3

MEMBERS » Mr. Levangie (Chair) » Mr. Casdin » Mr. Jacquet » Ms. Sebelius

AMONG OTHER THINGS, OUR INNOVATION, TECHNOLOGY AND PIPELINE COMMITTEE:

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Interacts with management and external advisors to develop insights and recommendations regarding the Company's approach to pipeline development and technical and commercial innovation, including:

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Maintaining alignment between strategic commercial objectives and the Company's product development pipeline;

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Assisting management in identification, evaluation and oversight of appropriate pipeline, technology and product development investments;

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Working with management to prioritize medical and clinical technology needs that can effectively be addressed by the Company;

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Development, oversight and review of key product development and other technical personnel; and

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Assessment of new and existing intellectual property assets and risks.

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Supports the recruitment and development of, and interaction with, the Company's scientific advisory board.

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Provides an early assessment of, and acts as a sounding board to management with regard to, merger and acquisition opportunities that would expand the Company's pipeline or product/service offerings.

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Provides feedback and input regarding the Company's development of innovative new business models, strategies and tactics.

Our Board of Directors has determined that each member of our Innovation, Technology and Pipeline Committee is an independent director within the meaning of the NASDAQ director independence standards and applicable rules of the SEC.

Compensation and Management Development Committee Interlocks and Insider Participation

James E. Doyle, Daniel J. Levangie, Katherine S. Zanotti and Eli Casdin served on our Compensation and Management Development Committee in 2019. None of the directors who served on our Compensation and Management Development Committee in 2019 has ever served as one of our employees or officers. During 2019, none of our executive officers served as a director or member of a compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Compensation and Management Development Committee.

Role of our Board of Directors in Risk Oversight

Our Board of Directors administers its risk oversight function directly and through our Audit and Finance Committee and our Compensation and Management Development Committee. Our Audit and Finance Committee regularly discusses with management, Company legal counsel and the internal audit department the Company's major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks and reviews with management annually a summary of legal and regulatory compliance matters and risk management activities, including an insurance review, a review of management's precautionary plans for disaster protection, and a review of the Company's policies and procedures with respect to cybersecurity threats and related issues. Additionally, our Audit and Finance Committee oversees the process by which the Board is informed regarding the legal and regulatory compliance risks facing the Company and coordinates with the Company's legal counsel to ensure the Board receives regular legal and regulatory compliance updates from management. Our Audit and Finance Committee also reviews regulatory investigations (including findings thereof) as well as any alleged significant violations of laws, regulations or Company policies, including the Company's Code of Business Conduct and Ethics and the Company's Code of Conduct on Interaction with Health Care Professionals, and reports such findings to the Board as needed. Our Compensation and Management Development Committee, together with management, has reviewed the Company's compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

20	Exact Sciences 2020 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

Cybersecurity and Data Protection Risk Management

Protecting the privacy of our patients' and employees' information and the security of our systems and networks has long been and will continue to be a priority for Exact Sciences and our Board of Directors. We have technical, administrative and physical safeguards in place to help protect against unauthorized access to, use or disclosure of patient and employee information and data we collect and store. In addition, our comprehensive information security program includes, among other aspects, vulnerability management, antivirus and malware protection, file integrity monitoring, encryption and access control.

Consistent with our Board of Directors' risk management and oversight structure, our Audit and Finance Committee has primary responsibility for overseeing our risk management practices, programs, policies and procedures related to data privacy, data protection and network security. Management provides our Audit and Finance Committee and our Board of Directors with updates about cybersecurity practices, programs, policies and procedures and the status of projects designed to strengthen internal cybersecurity and data protection. Our Board of Directors and our Audit and Finance Committee also discuss potential cybersecurity and data protection threats.

Director Compensation

  Compensation Policy for Non-Employee Directors

We maintain a compensation policy for our non-employee directors (the "Director Compensation Policy") that is intended to enable us to attract and retain, on a longer-term basis, high-qualified non-employee directors. The Director Compensation Policy is supported by an annual benchmarking exercise conducted by Radford, an Aon Consulting Company ("Radford"), the Company's independent executive compensation consultant, which positions the cash and equity compensation paid to our non-employee directors at the market median of a peer group that is reviewed annually. For information regarding the peer group, which is the same peer group used in connection with the determination of executive compensation, see "Compensation And Other Information Concerning Named Executive Officers" beginning on page 29.

Under the Director Compensation Policy, on the date of the 2019 annual stockholders meeting, each non-employee director who continued to serve as a director following such meeting was paid an annual cash retainer as follows:

BOARD MEMBER COMPENSATION	ANNUAL RETAINER ($)

Lead Independent Director	75,000

Director	50,000

COMMITTEE CHAIRPERSON COMPENSATION	ANNUAL RETAINER ($)

Audit and Finance Committee	25,000

Compensation and Management Development Committee	20,000

Corporate Governance and Nominating Committee	13,000

Innovation, Technology & Pipeline Committee	13,000

COMMITTEE MEMBER COMPENSATION	ANNUAL RETAINER ($)

Audit and Finance Committee	12,500

Compensation and Management Development Committee	10,000

Corporate Governance and Nominating Committee	6,500

Innovation, Technology & Pipeline Committee	6,500

In lieu of cash, each non-employee director may elect to receive shares of Company common stock having an equivalent dollar value.

In April 2020, in response to the rapidly evolving impact of the COVID-19 pandemic, the Board of Directors amended the Director Compensation Policy to provide that the annual cash retainer for Board service would not be paid for the service period commencing on the date of the 2020 Annual Meeting.

In addition, non-employee directors are paid cash compensation of $1,500 per meeting in atypical circumstances when (1) our Board of Directors or any committee has met more than 10 times per year or (2) our Board of Directors creates a special committee. Further, members of our Innovation, Technology & Pipeline Committee receive an additional cash payment of $5,000 per full-day, on-site, special working meeting (of which it is anticipated that two such meetings per year will take place).

Under the Director Compensation Policy, on the date of each annual stockholders meeting, each non-employee director who is continuing to serve as a director following such meeting is also granted restricted stock or deferred stock units having a value of $250,000 with the number of shares of restricted stock or deferred stock units to be issued being determined based on the closing price of the Company's common stock on the grant date. In addition, if the Board chair is independent and such Board chair will continue as Board chair following the date of the annual meeting, such Board chair will be granted an additional annual restricted stock or deferred stock unit award having a value of $15,000. These annual equity grants are scheduled to vest upon the earlier of the first anniversary of the grant date or the date of the next annual stockholders

Exact Sciences 2020 Proxy Statement	21

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

meeting; provided upon the death of a director, such director's awards vest in full; upon a director's ceasing to serve for any other reason, such director's awards vest pro rata based on the number of days since the grant date; and upon a change of control, all awards vest in full.

Under the Director Compensation Policy, if a director is elected or appointed to our Board of Directors other than on the date of the Company's annual meeting of stockholders, such director's annual cash and equity compensation as described above, for the period between the date of such election or appointment and the date of the Company's next annual meeting of stockholders, will be granted in a pro rata amount on the date of such annual meeting to reflect the date of such director's election or appointment and the date of the Company's following annual meeting of stockholders. The number of shares of restricted stock or deferred stock units to be issued to the director based on the foregoing pro rata compensation is determined based on the closing price of the Company's common stock on the date of such director's appointment, and such shares of restricted stock or deferred stock units are fully vested upon grant.

Upon his or her initial election to our Board of Directors, a new director receives shares of restricted stock or deferred stock units having a value equal to $375,000 based on the closing sale price of our common stock on the date of grant. Such shares of restricted stock or deferred stock units vest in three equal annual installments.

The Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan (the "2019 Plan") establishes limits on the awards issuable to our non-employee directors. Under the 2019 Plan, the maximum value of all awards granted to a non-employee director, taken together with all cash fees paid to such non-employee director under any other equity compensation plan of the Company or an affiliate in a given calendar year, may not exceed $600,000 (calculating the value of any equity compensation plan awards based on the grant date fair market value for financial reporting purposes). However, awards granted to non-employee directors upon their initial election to the Board of Directors or the board of directors of an affiliate will not be counted towards this limit, and certain other limited exceptions may apply.

The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of our Board of Directors.

Prior to his appointment to the Board of Directors in July 2019, the Company was party to a consulting agreement with Andrew Slavitt pursuant to which he provided certain advisory services. In accordance with the agreement, Mr. Slavitt was paid consulting fees totaling $105,000 in 2019.

Non-Employee Director Compensation in 2019

The following table provides compensation information for the one-year period ended December 31, 2019 for each non-employee member of our Board of Directors. No member of our Board employed by us receives separate compensation for services rendered as a member of our Board. Freda Lewis-Hall did not join our Board of Directors until April 22, 2020 and thus received no compensation in the one-year period ended December 31, 2019.

NAME	FEES EARNED OR PAID IN CASH ($)		STOCK AWARDS ($)(1)		ALL OTHER COMPENSATION ($)		TOTAL ($)

Thomas D. Carey	69,000	(2)	250,023		—		319,023

Eli Casdin	75,000		250,023		—		325,023

James E. Doyle	97,500		250,023		—		347,523

Pierre Jacquet	69,000	(2)	625,000	(3)	—		694,000

Daniel J. Levangie	79,000	(2)	250,023		—		329,023

Kathleen Sebelius	87,855	(2)(4)	723,638	(5)	—		811,493

Andrew Slavitt	50,000		625,000	(3)	105,000	(6)	780,000

Michael S. Wyzga	81,000	(2)	250,023		—		331,023

Katherine S. Zanotti	76,000		250,023		—		326,023

(1)
The amounts shown in this column indicate the grant date fair value of stock or option awards, respectively, computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2019. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors.

22	Exact Sciences 2020 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

  As of December 31, 2019, the non-employee members of our Board of Directors held unexercised stock options and unvested shares of restricted stock, RSUs and deferred stock units as follows:

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS	UNVESTED SHARES OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS

Thomas D. Carey	15,620	2,155

Eli Casdin	10,100	2,155

James E. Doyle	18,477	2,155

Pierre Jacquet	—	5,387

Daniel J. Levangie	9,865	2,155

Kathleen Sebelius	—	6,374

Andrew Slavitt	—	5,387

Michael S. Wyzga	10,108	2,155

Katherine S. Zanotti	25,637	2,155

(2)
Per the election of the director and in accordance with the Director Compensation Policy, 100% of the annual cash retainer was paid in shares of Company common stock having an equivalent dollar value.

(3)
Includes $374,976.64 of stock awards issued to the recipient upon the recipient's initial election to the Board of Directors at the time of the 2019 Annual Meeting, issued in accordance with the Director Compensation Policy

(4)
Includes $24,854.79 in cash fees earned for the period between the date of Ms. Sebelius' appointment to the Board of Directors and the 2019 Annual Meeting of Stockholders, paid in accordance with the Director Compensation Policy.

(5)
Includes (i) $374,984.72 of stock awards issued to Ms. Sebelius upon Ms. Sebelius' appointment to the Board of Directors in March 2019, issued in accordance with the Director Compensation Policy and (ii) $98,630.14 of stock awards earned for the period between the date of Ms. Sebelius' appointment to the Board of Directors and the 2019 Annual Meeting of Stockholders, paid in accordance with the Director Compensation Policy.

(6)
Represents consulting fees that Mr. Slavitt received pursuant to a consulting agreement prior to his appointment to the Board of Directors in July 2019.

Exact Sciences 2020 Proxy Statement	23

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WHAT YOU ARE VOTING ON:

We are asking our stockholders to ratify the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for 2020.

The Audit and Finance Committee of the Board of Directors has appointed PricewaterhouseCoopers ("PWC") as our independent registered public accounting firm for the fiscal year ending December 31, 2020. PWC was selected as our independent registered public accounting firm for the fiscal year ending December 31, 2020 following completion of a competitive process to select a firm conducted by the Audit and Finance Committee. As a result of this process, on March 4, 2020 the Audit and Finance Committee dismissed BDO USA, LLP ("BDO") as the Company's independent registered public accounting firm effective immediately. PWC was engaged as the Company's independent registered public accounting firm on March 4, 2020.

The reports of BDO on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years, there were: (1) no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (2) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K. A representative of BDO is not expected to be present at the 2020 Annual Meeting.

During 2018 and 2019, the Company did not consult with PWC regarding (1) the application of accounting principles to a specified transaction or transactions, either completed or proposed, or the type of audit opinion PWC might render on the Company's financial statements or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item, or a "reportable event" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

A representative of PWC is expected to be present at the 2020 Annual Meeting. In addition to having the opportunity to make a statement, the PWC representative will be available to respond to any appropriate questions.

Vote Required for Approval

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present or represented at the 2020 Annual Meeting, in person or by proxy, and voting on such ratification. If our stockholders fail to ratify the selection of PWC as the independent registered public accounting firm for 2020, our Audit and Finance Committee will reconsider whether to retain that firm. Even if the selection is ratified, our Audit and Finance Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

24	Exact Sciences 2020 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described below and compensation agreements and other arrangements which are described in "Compensation And Other Information Concerning Named Executive Officers" beginning on page 29, in 2019 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

At various times, including in 2019, the Company has engaged Perspective Group LLC, an executive search firm in which Thomas Carey, a member of our Board of Directors, is majority owner, to perform certain executive searches. Under the terms of the engagement, the Company paid Perspective Group approximately $100,000 of fees during the year ended December 31, 2019, which was less than 5% of the Perspective Group's aggregate revenue for the year ended December 31, 2019. Pursuant to this engagement, the Company expects to pay Perspective Group approximately $190,000 of fees during the year ended December 31, 2020.

Pierre Jacquet, a member of our Board of Directors, is Vice Chairman, Global Healthcare and Managing Director of L.E.K. Consulting, LLC. At various times, including in 2019, the Company has engaged L.E.K. to perform strategic consulting services. Under the terms of the Company's engagements with L.E.K., the Company paid L.E.K. approximately $1,811,000 of fees during the year ended December 31, 2019, which was less than 5% of L.E.K.'s aggregate revenue for the year ended December 31, 2019. Pursuant to this engagement, the Company expects to pay L.E.K. approximately $525,000 of fees during the year ended December 31, 2020.

Our Board of Directors has adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that our Audit and Finance Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of our Audit and Finance Committee is not feasible, our Audit and Finance Committee shall consider the related person transaction and, if our Audit and Finance Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, our Audit and Finance Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction.

Exact Sciences 2020 Proxy Statement	25

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed or expected to be billed by BDO for 2019 and 2018 for audit and non-audit services, including "out-of-pocket" expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2019	2018

Audit Fees(1)	$2,008,111	$841,722

Audit-Related Fees(2)	27,540	21,828

Tax Fees	—	—

All Other Fees(3)	22,917	—

Total	$2,058,568	$863,550

(1)
Audit fees include fees for professional services rendered for the audit of our consolidated annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC. Audit fees also include fees for professional services rendered for statutory audits performed by BDO's international affiliates.

(2)
Audit-related fees include fees for professional services rendered for the audit of our 401(k) Plan.

(3)
All other fees include fees for professional services rendered in connection with certain consulting projects undertaken by the Company.

Pre-Approval Policies and Procedures

Our Audit and Finance Committee has adopted a policy that requires that all services to be provided by the Company's independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by our Audit and Finance Committee. Our Audit and Finance Committee pre-approved all audit and permitted non-audit services provided by BDO during 2019 pursuant to this policy.

26	Exact Sciences 2020 Proxy Statement

REPORT OF THE AUDIT AND FINANCE COMMITTEE

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee is comprised of Eli Casdin, Pierre Jacquet and Michael S. Wyzga. None of the members of the Audit and Finance Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit and Finance Committee meets the independence requirements promulgated by The NASDAQ Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

The Audit and Finance Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company's internal controls procedures. In fulfilling its oversight responsibilities, the Audit and Finance Committee has reviewed the Company's audited consolidated balance sheets at December 31, 2019 and 2018 and the related consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2019, and has discussed them with both management and BDO USA, LLP ("BDO"), the Company's former independent registered public accounting firm. The Audit and Finance Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit and Finance Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with BDO their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit and Finance Committee concerning independence. The Audit and Finance Committee has also considered and discussed the compatibility of non-audit services provided by BDO with that firm's independence.

Based on its review of the consolidated financial statements and the aforementioned discussions, the Audit and Finance Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Respectfully submitted by the Audit and Finance Committee.

  The Audit and Finance Committee:
  Michael S. Wyzga, Chairperson
  Eli Casdin
  Pierre Jacquet

Exact Sciences 2020 Proxy Statement	27

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

WHAT YOU ARE VOTING ON:

At the 2020 Annual Meeting, stockholders are being asked to approve the compensation of our NEOs as disclosed in this Proxy Statement.

This Proposal 3 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

As described in detail under the heading "Compensation and Other Information Concerning Named Executive Officers—Compensation Discussion and Analysis" beginning on page 29, our executive compensation program is designed to attract, motivate and retain our executive officers, who are critical to our success. Please read the "Compensation and Other Information Concerning Named Executive Officers" section beginning on page 29 for additional details about our executive compensation programs, including information about the 2019 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our executive compensation programs as described in this Proxy Statement. This vote is not intended to address any specific term of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to vote FOR the following resolution at the annual meeting:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, including the "Compensation Discussion and Analysis", the compensation tables and any related material disclosed in the proxy statement for the Company's 2020 annual meeting, is hereby APPROVED."

Although the vote on this Proposal 3 regarding the compensation of our named executive officers is not binding on our Board of Directors, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

Vote Required for Approval

The foregoing resolution will be approved if holders of a majority of the shares present or represented at the 2020 Annual Meeting, in person or by proxy, and voting on Proposal 3 vote in favor of such resolution.

Board Recommendation

28	Exact Sciences 2020 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our executive compensation program as it relates to our named executive officers ("NEOs") determined in accordance with SEC rules, whose compensation information is presented in the following tables and discussion in accordance with SEC rules:

NAME	POSITION

Kevin T. Conroy	Chairman, President and Chief Executive Officer

Jeffrey T. Elliott	Chief Financial Officer

Mark Stenhouse	General Manager, Screening

D. Scott Coward	Senior Vice President, General Counsel, Chief Administrative Officer and Secretary

G. Bradley Cole	Former General Manager, Precision Oncology

Jacob Orville	General Manager, Pipeline

Ana Hooker	Senior Vice President, Operations

Our executive compensation program is designed to focus executive behavior on achievement of both our annual and long-term objectives and strategy as well as align the interests of management with those of our stockholders. To that end, executive compensation generally consists of three primary elements: salary, long-term equity interests and an annual cash bonus opportunity based on corporate performance.

Objectives and Philosophy of Our Executive Compensation Program

Our compensation program for our executive officers is intended to achieve the following objectives:

»
Focus executive behavior on achievement of our annual and long-term objectives and strategy;

»
Provide a competitive compensation package that enables us to attract and retain qualified executives;

»
Provide a total compensation structure that our Compensation and Management Development Committee believes is comparable to similarly sized companies in the life sciences industry with which we may compete for talent and which consists of a mix of base salary, equity and cash incentives; and

»
Align the interests of management and stockholders by providing management with long-term incentives through equity ownership.

Elements of Executive Compensation

Our executive compensation program generally consists of three primary elements: salary, long-term equity interests and an annual cash bonus opportunity based on corporate performance. Pursuant to his employment agreement, Mr. Conroy participates in a long-term incentive plan that provides for certain cash payments upon certain changes of control of the Company. Pursuant to their employment agreements and our equity plans, certain of our executive officers are also eligible for severance payments and benefits under certain circumstances. In addition, effective as of January 1, 2019, we maintain an executive deferred compensation plan, which provides a tax-advantaged method for our eligible employees, including the NEOs, to save for retirement, and which helps us provide a competitive compensation package that enables us to attract and retain qualified executives. Our executive officers are also eligible for certain benefits offered to employees generally, including, life, health, disability, dental and vision insurance, as well as participation in our 401(k) plan and 2010 Employee Stock Purchase Plan. We do not currently believe it is necessary for the attraction or retention of management talent to provide executive officers with compensation in the form of perquisites (other than housing and relocation benefits from time to time).

Determining Executive Compensation

It is the responsibility of our Compensation and Management Development Committee to administer our compensation practices, to ensure that they are competitive and financially prudent and that they include incentives that are designed to appropriately drive performance. To achieve these objectives, our Compensation and Management Development Committee periodically reviews commercially-available, industry-specific compensation data for companies of generally similar stage of development, headcount, revenue and market capitalization in the diagnostic, biotechnology and medical device industries as a general guide for establishing our pay and equity practices and structures. Our Compensation and Management Development Committee, along with our Board of Directors, also reviews and approves corporate and financial

Exact Sciences 2020 Proxy Statement	29

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

objectives used in our executive compensation program to confirm that appropriate goals have been established and tracks performance against them. On an annual basis, our Compensation and Management Development Committee reviews tally sheets reflecting each executive officer's compensation history with respect to each element of compensation, as well as projected payouts that would come due in connection with a termination or change of control.

Our Compensation and Management Development Committee conducts an annual review of performance and compensation during the first quarter of each year for the purpose of determining the compensation of executive officers other than the Chief Executive Officer. As part of this review, the Chief Executive Officer submits recommendations to our Compensation and Management Development Committee relating to the compensation of these officers. Following a review of these recommendations, our Compensation and Management Development Committee approves the compensation of these officers, with such modifications to the Chief Executive Officer's recommendations as our Compensation and Management Development Committee considers appropriate.

Our Compensation and Management Development Committee's review of the Chief Executive Officer's compensation is subject to additional procedures. With input from the independent directors, the Lead Independent Director, along with our Compensation and Management Development Committee, evaluates the Chief Executive Officer's performance and reviews the evaluation with him. Based on that evaluation and review and consultation with its independent compensation consultant, our Compensation and Management Development Committee then determines the Chief Executive Officer's compensation. The Chief Executive Officer does not attend the portions of meetings of our Compensation and Management Development Committee where the Committee votes or deliberates on his compensation.

Our Compensation and Management Development Committee has engaged Radford as its independent executive compensation consultant. Our Compensation and Management Development Committee has assessed the independence of Radford pursuant to SEC and listing exchange rules and concluded that no conflict of interest exists that would prevent Radford from serving as an independent consultant to our Compensation and Management Development Committee.

Use of Peer Group Data

In early 2019, with the guidance of Radford, our Compensation and Management Development Committee conducted an annual review of the competitiveness of our executive compensation program, including the competitiveness of our base salaries, target total cash compensation, long-term incentives and target total direct compensation.

Radford analyzed the components of our executive compensation program against information blended from (1) proxy statement data from a peer group of companies that consisted of publicly-traded diagnostic, biotechnology and medical device companies that were similar to the Company in terms of headcount, revenue and market capitalization and (2) survey data from a broader group of commercial stage public diagnostics, biotechnology and medical device companies with revenue between $175 million and $1.75 billion and market capitalization between $3.0 billion and $28.0 billion.

Our Compensation and Management Development Committee seeks to identify an executive compensation peer group of approximately 20 companies in the diagnostic, biotechnology and medical device industries at a similar stage of development and comparable financial profile that may compete with the Company for executive talent. In October 2018, based on Radford's review and recommendations regarding the Company's executive compensation peer group, our Compensation and Management Development Committee approved a new peer group for 2019. In its review, Radford focused on creating a peer group that:

»
Represented companies operating in the diagnostics, medical device and biotechnology industries;

»
Comprised companies with at least one commercialized product; and

»
Captured comparable companies in terms of headcount, revenue and market capitalization.

Based on Radford's recommendations, our Compensation and Management Development Committee (1) removed five companies from the prior year's peer group either because they were acquired or were no longer comparable based on financial metrics and (2) added seven companies to the prior year's peer group (Align Technology, Guardant Health, Incyte, Merit Medical Systems, Neogen, ResMed and Seattle Genetics) that met the stated criteria.

30	Exact Sciences 2020 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

The companies in our peer group for 2019 were:

COMPANY	INDUSTRY

ABIOMED	Health Care Equipment

Align Technology	Health Care Supplies

DexCom	Health Care Equipment

Genomic Health	Biotechnology

Guardant Health	Health Care Equipment

Halozyme Therapeutics	Biotechnology

Hologic	Health Care Equipment

Incyte	Biotechnology

Insulet	Health Care Equipment

Ionis Pharmaceuticals	Biotechnology

Ironwood Pharmaceuticals	Biotechnology

Masimo	Health Care Equipment

Merit Medical Systems	Health Care Supplies

Myriad Genetics	Biotechnology

Nektar Therapeutics	Pharmaceuticals

Neogen	Health Care Supplies

Opko Health	Biotechnology

Quidel	Health Care Supplies

ResMed	Health Care Equipment

Seattle Genetics	Biotechnology

Radford also provided us with an assessment of our annual equity award burn rate and the expected retentive value of equity awards held by our executives, as well as an analysis of the alignment of Company performance and CEO compensation.

Based on Radford's analysis, we reached the following conclusions and took the following actions with respect to our NEOs (excluding Mr. Cole and Mr. Orville, who both joined the Company in 2019) regarding our executive compensation program relative to our peer group:

»
In the case of Mr. Conroy, whose total cash compensation (base salary plus annual target cash bonus opportunity) had fallen below the 25th percentile, and Mr. Elliott and Ms. Hooker whose total cash compensation had fallen below the 50th percentile, base salary was increased by approximately 15%, 15% and 10%, respectively, while the other NEOs received 3% merit salary increases.

»
Mr. Conroy's target bonus opportunity was increased from 100% to 125% to bring his total target cash compensation level to approximately the 50th percentile while the other NEOs target bonus levels were left unchanged.

»
Due to each named executive officer's performance in 2018, granted annual equity awards consisting of stock options and restricted stock units (RSUs) with time-based vesting terms to Mr. Conroy as described below, to Mr. Elliott and Ms. Hooker above the market 60th percentile, and to Mr. Stenhouse and Mr. Coward at the market 60th percentile, as shown in the tables below.

»
Granted equity awards with performance-based vesting terms tied to revenues and specified scientific milestones consisting of performance share units ("PSUs") to Mr. Elliott, Mr. Stenhouse, Mr. Coward and Ms. Hooker covering (i) the threshold amounts, (ii) target amounts and (iii) maximum amounts as shown in the table below, which are intended to cover performance over a three-year period and issued to cover the difference between the market 50th percentile and the market 65th percentile over three years.

»
Mr. Conroy also received annual equity awards consisting of stock options and restricted stock units (RSUs) with time-based vesting terms and PSUs as shown in the below table which were determined in the following manner:

  o
  The Committee initially considered annual equity grants at the 60th percentile and a PSU grant to bridge the gap between the 50th and 65th percentiles;

  o
  The Committee desired to grant additional equity in the form of PSUs to Mr. Conroy in light of the fact that his total target cash compensation approximated the 50th percentile which the Committee considered was well below what Mr. Conroy could command in the open market given his experience level and his very strong performance; and

  o
  The Committee also desired to ensure that 50% of Mr. Conroy's total equity grants were subject to performance-based vesting conditions.

Exact Sciences 2020 Proxy Statement	31

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Based on Radford's analysis and our assessment of the performance of the executives and our compensation philosophy as described in this Compensation Discussion and Analysis, in early 2019 our Compensation and Management Development Committee set salaries and target bonus opportunities as follows:

NAME	2018 BASE SALARY ($)	2019 BASE SALARY ($)

Kevin T. Conroy	695,800	800,200

Jeffrey T. Elliott	400,000	460,000

Mark Stenhouse	500,000	515,000

D. Scott Coward	470,000	484,100

Ana Hooker	371,700	410,000

NAME	2018 TARGET BONUS %	2019 TARGET BONUS %

Kevin T. Conroy	100%	125%

Jeffrey T. Elliott	50%	50%

Mark Stenhouse	50%	50%

D. Scott Coward	50%	50%

Ana Hooker	50%	50%

As described above and indicated in the tables below, equity awards granted in 2019 generally consisted of time-based stock options and RSUs, as well as performance-based PSUs, as follows:

NAME	2018 OPTIONS	2019 OPTIONS

Kevin T. Conroy	68,300	34,110

Jeffrey T. Elliott	16,700	11,361

Mark Stenhouse	0	10,786

D. Scott Coward	16,700	10,786

Ana Hooker	11,700	7,790

NAME	2018 RSUS	2019 RSUS

Kevin T. Conroy	82,300	37,248

Jeffrey T. Elliott	20,100	13,747

Mark Stenhouse(1)	75,000	13,051

D. Scott Coward	20,100	13,051

Ana Hooker	14,100	9,426

(1)
Mr. Stenhouse received an RSU award covering 75,000 shares upon his hiring in April 2018.

NAME	2019 PSUs (at threshold achievement)	2019 PSUs (at target achievement)	2019 PSUs (at maximum achievement)

Kevin T. Conroy	31,041	62,082	124,164

Jeffrey T. Elliott	6,747	13,494	26,988

Mark Stenhouse	6,747	13,494	26,988

D. Scott Coward	6,747	13,494	26,988

Ana Hooker	5,398	10,794	21,589

2020 Salary Reductions

In late March 2020, in response to the rapidly evolving impact of the COVID-19 pandemic on the current business environment and at the suggestion of Mr. Conroy and the executive leadership team, the Compensation and Management Development Committee temporarily reduced Mr. Conroy's base salary to the amount necessary to cover the his portion of contributions, and related taxes, under the Company benefit plans in which he participates, and temporarily reduced the base salaries of the other NEOs by 15%.

32	Exact Sciences 2020 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

2019 Bonus Plan

Our Compensation and Management Development Committee believes that a meaningful portion of our executives' compensation should be "at risk"—in other words, contingent upon successful implementation of our strategy and goals. Accordingly, one component of our executive compensation program is an annual cash bonus opportunity under which each of our executive officers is eligible to earn an annual cash bonus with a specified target amount equal to a percentage of base salary, with the actual bonus awarded to be based upon the achievement of corporate goals determined by our Compensation and Management Development Committee in its discretion. In January 2019, our Compensation and Management Development Committee approved metrics to be used to determine 2019 bonuses, which included (1) power the partnership, (2) enhance Cologuard and (3) advance liquid biopsy. Our NEOs were eligible to earn bonuses for 2019 performance equal to up to 150% of their target bonuses, which were target bonuses of 125% of base salary for Mr. Conroy and 50% of base salary for each of Mr. Elliott, Mr. Stenhouse, Mr. Coward, Mr. Orville and Ms. Hooker. Because Mr. Cole joined the Company in November 2019, he did not participate in the 2019 annual bonus plan. Our Compensation and Management Development Committee determined actual bonus payments after the end of 2019 based on the Committee's assessment of the performance of the Company relative to the business goals and weightings as described in the chart below.

Performance against the applicable goals is expected to be used by our Compensation and Management Development Committee in determining annual bonus payments. However, in determining actual bonus payments our Compensation and Management Development Committee ultimately relies on its judgment after a comprehensive review of Company performance, as well as consideration of qualitative and other factors, without being tied to any formulas or pre-established weightings. Our Compensation and Management Development Committee has ultimate discretion to modify the metrics and may periodically revisit goals and weightings as circumstances change. Other than an April 2019 refinement in one of the bonus plan's nine performance measures to reflect an updated regulatory strategy for the liver program, the Compensation and Management Development Committee did not make any such modifications with respect to the 2019 bonus plan.

In determining 2019 bonus awards, our Compensation and Management Development Committee considered the executive team's achievement of a variety of business plan goals, as follows:

GOAL	PERFORMANCE MEASURES	TARGET WEIGHTING	ACTUAL ACHIEVEMENT

Power the partnership	» Revenue » Scale lab capacity » Implement core IT infrastructure	60.0%	60.0%

Enhance Cologuard	» Cologuard publications » Expand Cologuard label for age 45-49, average risk population » Establish proof of concept for enhanced Cologuard test	25.0%	27.5%

Advance liquid biopsy	» Advance liver program » Identify new markers for colon cancer blood test » Marker selection and business plan for one new test	15.0%	17.5%

In addition, our Compensation and Management Development Committee established certain additional goals based on employee engagement, as measured by certain employee survey satisfaction results, and improvements in organizational inclusiveness and diversity, which were expected to be used to adjust bonus payments by up to plus or minus 15% of target. Based on partial achievement of these goals, bonus payouts for the NEOs were reduced by 5% of target.

After considering the executive team's actual achievement of performance measures, our Compensation and Management Development Committee determined to award cash bonuses for 2019 performance at 100% of target. Accordingly, Mr. Conroy, Mr. Elliott, Mr. Stenhouse, Mr. Coward, Mr. Orville and Ms. Hooker received cash bonuses of $1,000,250, $230,000, $257,500, $242,050, $170,137 and $203,636 respectively.

Annual Equity Awards

We believe successful long-term Company performance is critical to enhancing stockholder value and aligning the interests of our executive officers with those of our stockholders. Our Compensation and Management Development Committee believes that annual equity awards provide executive officers with the opportunity to acquire long-term stock ownership positions, which motivates them to focus on long-term stockholder value, with the performance of each NEO primarily governing the Compensation and Management Development Committee's considerations in determining long-term equity awards to each of them. These awards are also intended to motivate the retention of our NEOs and provide our NEOs with a market competitive long-term equity incentive opportunity. As described above, equity awards granted in 2019 generally consisted of time-based stock options and RSUs, as well as performance-based PSUs.

In January 2019, our Compensation and Management Development Committee approved annual equity awards to our then-NEOs consisting of time-vesting RSUs and stock options, as well as performance-vesting PSUs, including the approval of the number of shares of our common stock subject to each award. These awards were issued on February 26, 2019 in accordance with our Statement of Policy with respect to Equity Award Approvals. In connection with these annual equity awards, Mr. Conroy, Mr. Elliott, Mr. Stenhouse, Mr. Coward, and Ms. Hooker received stock options covering 34,110, 11,361, 10,786, 10,786 and 7,790 shares, respectively. The shares underlying these options vest and become exercisable in four equal annual installments beginning on the first anniversary of the grant date. Mr. Conroy, Mr. Elliott, Mr. Stenhouse, Mr. Coward and Ms. Hooker received RSUs covering 37,248, 13,747, 13,051, 13,051 and 9,426 shares, respectively. These RSUs vest in four equal annual installments beginning on the first anniversary of the grant date. In addition, Mr. Conroy, Mr. Elliott, Mr. Stenhouse, Mr. Coward and

Exact Sciences 2020 Proxy Statement	33

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Ms. Hooker received PSUs tied 70% to revenues and 30% to specified scientific milestones, including, among other things, label expansion for Cologuard, launch of a version of Cologuard with enhanced performance characteristics and launching of new diagnostic products. These PSUs covered (i) at threshold amounts, 31,041, 6,747, 6,747, 6,747 and 5,398 shares, respectively, (ii) at target amounts, 62,082, 13,494, 13,494, 13,494 and 10,794 shares, respectively, and (iii) upon achievement of all performance-based vesting terms contained therein, 124,164, 26,988, 26,988, 26,988 and 21,589 shares, respectively. Mr. Cole and Mr. Orville each joined us in 2019 after the foregoing awards were issued. In connection with their commencement of employment with the Company in 2019, Mr. Cole and Mr. Orville received RSUs covering 9,620 and 14,595 shares, respectively, and Mr. Orville received PSUs covering, (i) at threshold, 5,398 shares, (ii) at target, 10,794 shares, and (iii) upon achievement of all performance-based vesting terms contained therein, 21,589 shares. Mr. Cole's RSU award vest on December 31, 2020, and Mr. Orville's RSU award vests in four equal annual installments beginning on February 18, 2020.

2010 Plan and 2019 Plan

The Company maintains the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective July 27, 2017) (as amended, the "2010 Plan"), under which, prior to the adoption of the 2019 Plan as described below, we were able to grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete. The Company also maintains the Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan (the "2019 Plan"). The 2019 Plan, like the 2010 Plan, provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. Incentive stock options may be granted only to employees, and all other awards may be granted to our and our affiliates' employees, non-employee directors, consultants and other service providers. The 2019 Plan is administered by our Board of Directors or a committee of our Board of Directors designated by our Board of Directors to administer the 2019 Plan. Our Board of Directors has designated the Compensation and Management Development Committee to administer the 2019 Plan.

Company Clawback Policy

If any of the Company's financial statements are required to be restated, the Company may be entitled to recover all or a portion of any award made under the 2010 Plan or 2019 Plan with respect to any fiscal year of the Company the financial results of which are negatively affected by the restatement. The amount to be recovered will be the amount by which the affected award exceeds the amount that would have been payable had the financial statements been initially filed as restated. Moreover, any award, amount or benefit received under the 2010 Plan or 2019 Plan, as applicable, will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, as may be in effect from time to time, whether adopted prior to or following the date of the award.

Deferred Compensation Plan

We maintain an executive non-qualified deferred compensation plan pursuant to which certain service providers, including our named executive officers, may defer up to 90% of their cash compensation other than bonuses and 100% of their cash bonuses, and pursuant to which we may make matching and other contributions in our discretion. Any matching contributions made by us generally would be subject to continued service for one year, subject to earlier vesting upon death, disability, a change in control of us or the participant becoming eligible for retirement under the plan. A participant generally may elect to receive his or her account balance under the plan upon attaining an age specified by the participant or upon the participant's retirement, in either case in lump-sum or in annual installments as specified in the plan, provided that the participant's remaining account balance generally would be paid to the participant in lump-sum in the event of the participant's separation from service with us prior to retirement or in the event of death or disability.

Other Compensation

We permit executive officers to purchase common stock at a discount through our 2010 Employee Stock Purchase Plan on the same terms and conditions as our other employees. Executive officers may also participate in our 401(k) Plan, which allows for the investment of a portion of plan assets in shares of our common stock. Our Compensation and Management Development Committee approved a discretionary matching Company contribution to our 401(k) Plan for 2019. The matching contribution was made using Company stock in an amount equal to 100% of an employee's total deferrals into the plan up to a limit of 6% of the employee's total compensation (subject to IRS limits).

Role of Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal"). At the Company's annual meeting of stockholders held in July 2019, approximately 89% of the votes cast on the say-on-pay proposal at the meeting were voted in favor of the proposal. Our Compensation and Management Development Committee believes this vote affirms our stockholders' support of the Company's approach to executive compensation and did not make specific changes to our executive compensation program in response to the vote. However, our Compensation and Management Development Committee continues to review and refine the design and administration of our executive pay practices. Our Compensation and Management Development Committee also will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for our NEOs.

34	Exact Sciences 2020 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Stock Ownership Guidelines

We maintain Stock Ownership Guidelines to encourage ownership of shares of the Company's common stock by our directors and executive officers, to further align their interests with the long-term interests of our stockholders and to further promote the Company's commitment to sound corporate governance. Under these guidelines, directors and executive officers have until three years from the date the director or executive officer becomes subject to the guidelines, to achieve an ownership target equal to the lower of the "Base Salary Target" and the "Fixed Share Target" determined as follows:

POSITION	BASE SALARY / FIXED SHARE TARGET

CEO	Number of shares with a Stock Value equal to or greater than 6 times Base Salary

Executive Officrs	Number of shares with a Stock Value equal to or greater than 2 times Base Salary

Board of Directors	Number of shares with a Stock Value equal to or greater than 3 times Annual Retainer

"Annual Retainer" or "Base Salary" for purposes of both the Base Salary Target and Fixed Share Target is the director's annual retainer or the executive's base salary, as applicable, on June 30 of each fiscal year.

"Stock Value" for purposes of the Base Salary Target is calculated annually at the end of each fiscal year based on the average of the closing prices of our common stock for the last 30 trading days of the fiscal year.

"Stock Value" for purposes of the Fixed Share Target is calculated as of the later of (1) January 1, 2012, and (2) the date the director or executive officer originally becomes subject to the Stock Ownership Guidelines, as the case may be, based on the average of the closing prices of our common stock for the 30 days leading up to, and inclusive of, the applicable date.

Each director and executive officer is expected to continuously own sufficient shares to satisfy either the Base Salary Target or the Fixed Share Target ownership target once attained for as long as he or she remains subject to the Stock Ownership Guidelines. Vested "in the money" stock options count as owned shares for this purpose but unvested stock options, restricted shares, restricted stock units, and deferred stock units and vested "out of the money" stock options do not. If an individual's ownership target increases because of a change in position or compensation, the individual will have a three-year period to achieve the incremental amount of shares beginning on the effective date of the change in position or compensation.

Following the initial three-year period that the director or executive officer is afforded to achieve his or her individual ownership target under the Stock Ownership Guidelines, until a director or executive officer has satisfied the applicable ownership target, the director or executive officer is required to retain an amount equal to 50% of the net shares received as the result of the exercise, vesting or payment under any Company equity awards granted to the director or executive. This amount is calculated using the closing price of our common stock on the trading day immediately preceding the date of exercise, vesting or payment under the equity award. Once a director or executive officer achieves his or her individual ownership target, the retention requirements as described above no longer will apply to such director or executive officer unless a disposition by such director or executive officer would cause such individual's stock ownership to fall below his or her ownership target.

As of April 17, 2020, each of our directors and executive officers was in compliance with the Stock Ownership Guidelines.

Restrictions on Hedging and Pledging of Company Securities

Our Insider Trading Policy prohibits short sales of our securities, including a "sale against the box," by our directors and executives. Our Insider Trading Policy also prohibits directors and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, as they involve the establishment of a short position in our securities. Our Insider Trading Policy also prohibits directors and executives from holding our securities in a margin account or pledging such securities as collateral for a loan.

Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits our annual corporate tax deduction for compensation paid to each of our "covered employees" to $1 million. "Covered employees" include anyone who served as chief executive officer or chief financial officer during any part of a year and the next three most highly compensated named executive officers for that year. In addition, once a person is considered a "covered employee," that person remains a covered employee in all subsequent years (including after the person leaves our service or changes roles). Consequently, we generally will not be entitled to a U.S. tax deduction for compensation paid in any year to our named executive officers and our other "covered employees" in excess of $1 million. While considering tax deductibility as only one of several considerations in determining compensation, we believe that the tax deduction limitation should not compromise our ability to structure compensation programs that provide benefits to the Company that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes.

Exact Sciences 2020 Proxy Statement	35

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Our NEOs

In April 2009, Kevin T. Conroy joined us as our President & Chief Executive Officer. In November 2016, Jeffrey T. Elliott became our Chief Financial Officer. In January 2015, D. Scott Coward joined us as Senior Vice President, General Counsel & Secretary. In July 2018, Mr. Coward was appointed Chief Administrative Officer in addition to his titles of Senior Vice President, General Counsel and Secretary. In April 2018, Mark Stenhouse joined us as President, Cologuard and was named General Manager, Screening in November 2019. Mr. Cole joined us General Manager, Precision Oncology following the Company's acquisition of Genomic Health in November 2019. Mr. Orville joined us as Senior Vice President, Pipeline in February 2019 and was named General Manager, Pipeline in November 2019. Ms. Hooker joined us in 2013 to start our clinical laboratory pending FDA approval of Cologuard and has served as our Senior Vice President, Operations since 2015.

Employment Agreements with our NEOs

We have entered into agreements with our NEOs under which we have agreed to certain compensation arrangements and severance and change of control benefits. In connection with his commencement of employment with the Company in November 2019, we entered into a letter agreement with Mr. Cole, under which we have agreed to certain retention arrangements, as described below.

Each of these packages was determined based on negotiations with the applicable NEO and taking into account his or her background and qualifications and the nature of his or her position. We believe that these compensation packages are appropriate in light of the competition for top executives in the biotechnology field and among similarly-situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our NEOs.

Conroy Employment Agreement

Mr. Conroy's employment agreement, dated March 18, 2009, provides for a minimum base salary and for a minimum target bonus opportunity equal to at least 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by our Compensation and Management Development Committee. At the end of 2019, Mr. Conroy's base salary was $800,200 and his target bonus opportunity was 125% of his base salary.

Under his agreement, Mr. Conroy would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 37 below. The agreement also prohibits Mr. Conroy from engaging in certain activities involving competition with us and from soliciting our employees for an 18-month period following termination of his employment with the Company.

Elliott Employment Agreement

Mr. Elliott's employment agreement, dated November 8, 2016, provides for a minimum base salary and for a minimum target bonus opportunity equal to 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Compensation and Management Development Committee. At the end of 2019, Mr. Elliott's base salary was $460,000 and his target bonus opportunity was 50% of his base salary.

Under his agreement, Mr. Elliott would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 37 below. The agreement also prohibits Mr. Elliott from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of his employment with the Company.

Stenhouse Employment Agreement

Mr. Stenhouse's employment agreement, dated April 2, 2018, provides for a minimum base salary and for a minimum target bonus opportunity equal to 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Compensation and Management Development Committee. At the end of 2019, Mr. Stenhouse's base salary was $515,000 and his target bonus opportunity was 50% of his base salary.

Under his agreement, Mr. Stenhouse would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 37 below. The agreement also prohibits Mr. Stenhouse from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of his employment with the Company.

Coward Employment Agreement

Mr. Coward's employment agreement, dated October 30, 2014, provides for a minimum base salary and for a minimum target bonus opportunity equal to 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Compensation and Management Development Committee. At the end of 2019, Mr. Coward's base salary was $484,100, and his target bonus opportunity was 50% of this base salary.

Under his agreement, Mr. Coward would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 37 below. The agreement also prohibits Mr. Coward from soliciting our customers for a 12-month period following termination of his employment with the Company.

36	Exact Sciences 2020 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Cole Letter Agreement

On November 15, 2019, the Company entered into a letter agreement with Mr. Cole setting forth the terms and conditions of a retention arrangement following the Company's acquisition of Genomic Health. The letter agreement provides for a cash retention bonus of $550,000, subject to Mr. Cole's continued employment through December 31, 2020, a further cash retention bonus of $450,000, subject to Mr. Cole's continued employment through May 8, 2021, and a retention RSU award with a target value of $800,000, vesting on December 31, 2020, subject to Mr. Cole's continued employment through such date. At the end of 2019, Mr. Cole's base salary was $557,293, and his target bonus opportunity was 55% of this base salary.

Orville Employment Agreement

Mr. Orville's employment agreement, dated February 18, 2019, provides for a minimum base salary and for a minimum target bonus opportunity equal to 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Compensation and Management Development Committee. At the end of 2019, Mr. Orville's base salary was $375,000 and his target bonus opportunity was 50% of his base salary. Mr. Orville also received a RSU grant (described above), a signing bonus in the amount of $200,000, and a one-time relocation payment in the amount of $325,000 in connection with his employment agreement.

Under his agreement, Mr. Orville would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 37 below. The agreement also prohibits Mr. Orville from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of his employment with the Company.

Hooker Employment Agreement

Ms. Hooker's employment agreement, dated August 28, 2017, provides for a minimum base salary and for a minimum target bonus opportunity, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Compensation and Management Development Committee. At the end of 2019, Ms. Hooker's base salary was $371,700 and her target bonus opportunity was 50% of her base salary.

Under her agreement, Ms. Hooker would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 37 below. The agreement also prohibits Ms. Hooker from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of her employment with the Company.

Potential Benefits upon Termination or Change of Control

We believe that providing executives with severance and change of control protection is important for the following reasons:

»
to allow executives to value the forward looking elements of their compensation packages, and therefore limit retention risk; and

»
to provide compensation assurances which are competitive with those of other similarly-situated companies.

Accordingly, the Company's employment agreements and equity awards generally provide for salary continuation in the event of certain employment terminations beyond the control of the executive, as well as varying degrees of accelerated vesting of equity awards in the event of a change of control of the Company.

This "Potential Benefits upon Termination or Change of Control" section should be read in conjunction with the "Potential Payments upon Termination or Change of Control" section beginning on page 46 below, which provides a table that quantifies the benefits described in this section.

Severance and Change of Control Arrangements in General

We have entered into employment agreements and maintain certain plans that will require us to provide compensation and other benefits to our executive officers in connection with certain events related to a termination of employment or change of control.

Conroy Employment Agreement

Under his employment agreement, Mr. Conroy would, upon termination without "cause," resignation for "good reason" or certain "change of control" events (in each case as defined in Mr. Conroy's agreement), be entitled to receive certain benefits, as described below.

Under Mr. Conroy's employment agreement, upon termination without cause or resignation for good reason, Mr. Conroy would become entitled to receive the following:

»
Salary continuation for a period of 18 months at his then current base salary;

»
Any accrued but unpaid bonus, including any performance-based bonus, as of the termination date, on the same terms and at the same times as would have applied had Mr. Conroy's employment not terminated;

Exact Sciences 2020 Proxy Statement	37

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
»
The pro rata portion of a target bonus or any other performance-based bonus, provided that such bonus is paid to other senior executives of the Company at the end of the applicable period within which Mr. Conroy's employment was terminated;

»
If Mr. Conroy elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage until the earliest of: (1) 12 months from the termination date; (2) the date Mr. Conroy obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;

»
A payment of $10,000 towards the cost of an outplacement consulting package within 30 days of termination;

»
The vesting of the then unvested equity awards granted to Mr. Conroy (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards) will immediately accelerate by a period of 12 months; and

»
A change in the exercise period for vested equity awards such that vested equity awards become exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determined without regard to such termination or resignation.

Under Mr. Conroy's employment agreement, in connection with a change of control, Mr. Conroy would become entitled to receive the following:

»
In the event of termination by the Company without cause or by Mr. Conroy for good reason, within 12 months before, or if Mr. Conroy remains employed with the Company on the effective date of, a change of control, a lump-sum payment equal to 24 months of base salary and his pro rata target bonus through the effective date of the change of control; provided, that any payments previously made to Mr. Conroy in connection with the termination of his employment by the Company without cause or by Mr. Conroy with good reason within the 12 months preceding a change of control would be credited against any such lump-sum payment;

»
Accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plans, or other equity awards), subject to Mr. Conroy's agreement to remain employed by the Company or any successor, if requested, for a period of at least six months following the change of control at his then current base salary;

»
In the event Mr. Conroy's employment is terminated by the Company without cause or by Mr. Conroy for good reason in anticipation or contemplation of a pending or potential change of control or while a potential change of control is under consideration or being negotiated by the Company's Board of Directors, Mr. Conroy will be deemed to remain an employee for purposes of the incentive plan to which he is entitled to participate under his employment agreement (the "Long Term Incentive Plan", described below) as of the effective date of the change of control and will receive a full payout under the Long Term Incentive Plan as described in his employment agreement as though he remained an employee of the Company as of the effective date of such change of control; and

»
A tax gross-up payment in an amount sufficient to cause the net amount retained by him, after deduction of any parachute payment excise taxes, to equal the amounts payable as described above. At this time, our Board of Directors does not intend to provide any additional tax gross-up payments to employees it may hire in the future.

Elliott, Stenhouse, Coward, Orville and Hooker Employment Agreements

Under their employment agreements, Mr. Elliott, Mr. Stenhouse, Mr. Coward, Mr. Orville and Ms. Hooker would, upon termination without "cause," resignation for "good reason" or certain "change of control" events (in each case as defined in their respective agreements), receive certain benefits, as described below.

Under their employment agreements, upon termination without cause or resignation for good reason, Mr. Elliott, Mr. Stenhouse, Mr. Coward, Mr. Orville and Ms. Hooker would become entitled to receive the following:

»
Salary continuation for a period of 12 months at the executive's then current base salary;

»
Any accrued but unpaid bonus, including any performance-based bonus, as of the termination date, on the same terms and at the same times as would have applied had the executive's employment not terminated;

»
If the executive elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage until the earliest of: (1) 12 months from the termination date; (2) the date the executive obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;

»
A payment of $10,000 towards the cost of an outplacement consulting package within 30 days of termination;

»
The vesting of the then unvested equity awards granted to the executive (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards) will immediately accelerate by a period of 12 months; provided, that, solely in respect of Mr. Stenhouse, Mr. Orville and Ms. Hooker, for purposes of Performance Awards (as defined in their employment agreements), they will be treated as having remained in service for an additional 12 months following actual Separation from Service (as defined in their employment agreements), provided that such Performance Awards will not become earned and vested solely as a result of such treatment, and the vesting and earning of all Performance Awards will remain subject to the attainment of all applicable performance goals, and such Performance Awards, if and to the extent they become earned and vested, will be payable at the same time as under the applicable award agreement; and

38	Exact Sciences 2020 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
»
A change in the exercise period for vested equity awards such that vested equity awards become exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determined without regard to such termination or resignation.

Under our employment agreements with Mr. Elliott, Mr. Stenhouse, Mr. Coward, Mr. Orville and Ms. Hooker, all such executives would become entitled to accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock, RSUs or stock purchase rights under the Company's equity compensation plans, or other equity awards) if (1) within 12 months after a change of control, the executive is terminated by the Company (or any successor) without cause or the executive terminates the executive's employment for good reason, (2) a change of control happens within four months after the Company terminates the executive without cause or the executive terminates the executive's employment for good reason or (3) solely with respect to Mr. Elliott and Mr. Coward, he remains employed by the Company (or any successor) for at least six months following a change of control. Solely with respect to Mr. Stenhouse, Mr. Orville and Ms. Hooker, any Performance Awards held by them as of such change of control will be deemed to have been fully vested and earned based upon the greater of (A) an assumed achievement of all relevant performance goals at the "target" level or (B) the "actual" level of achievement of all relevant performance goals as of the change of control.

Conditions to Receipt of Severance and Change of Control Benefits

Under Mr. Conroy's employment agreement, the Company's obligations to provide Mr. Conroy with the severance benefits described above are contingent on:

»
Mr. Conroy's resignation from our Board of Directors in the event of any termination of Mr. Conroy's employment with the Company or upon the request of our Board of Directors in connection with any change of control;

»
Mr. Conroy's delivery and non-revocation of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company;

»
Mr. Conroy's compliance with his Employee Confidentiality and Assignment Agreement with the Company;

»
Mr. Conroy's compliance with the 18-month non-competition covenant in his employment agreement; and

»
Mr. Conroy's compliance with the 18-month non-solicitation covenant in his employment agreement.

Under Mr. Elliott's, Mr. Stenhouse's, Mr. Coward's, Mr. Orville's and Ms. Hooker's employment agreements, the Company's obligations to provide the severance benefits described above are contingent on:

»
The executive's delivery and non-revocation of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company;

»
The executive's compliance with the terms of the executive's Employee Confidentiality and Assignment Agreement with the Company;

»
The executive's compliance with the 12-month non-competition covenant to the extent set forth in the executive's employment agreement; and

»
The executive's compliance with the 12-month non-solicitation covenant set forth in the executive's employment agreement.

Death or Disability

In accordance with each NEO's employment agreement, in the event of the death or disability of the executive during the executive's employment term, the following will occur:

»
The executive's employment and the executive's employment agreement will immediately and automatically terminate; and

»
All equity awards granted to the executive, whether stock options or stock purchase rights under the Company's equity compensation plans, or other equity awards, that are unvested at the time of termination will immediately become fully vested and exercisable upon such termination.

Cole Letter Agreement

Mr. Cole's letter agreement provides that if his employment is terminated by the Company or an affiliate of the Company without cause (as defined in the letter agreement), he would become entitled to payment of any unvested cash retention bonus thereunder, subject to his execution of a release of claims in favor of the Company and its affiliates. The letter agreement also provides that if Mr. Cole's employment terminates for any reason other than cause during calendar year 2020, he will receive a pro-rata portion of the 2020 annual bonus he would otherwise have received had his employment continued through December 31, 2020. Further, the letter agreement provides that if Mr. Cole's employment terminates for any reason other than cause between January 1, 2021 and May 8, 2021, he will receive a pro-rata portion of the 2021 annual bonus he would have otherwise received had his employment continued through December 31, 2021. Finally, the letter agreement provides that if Mr. Cole's employment is terminated by the Company or an affiliate of the Company without cause, the unvested portion of the retention RSU award granted to him under the letter agreement will vest in full.

Exact Sciences 2020 Proxy Statement	39

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Change in Control Benefits under 2010 Plan and 2019 Plan

Under both the 2010 Plan and 2019 Plan, except as otherwise specifically provided in the applicable award agreement or in an executive's employment agreement, upon the consummation of a change in control (as defined in each of the 2010 Plan and 2019 Plan): all outstanding awards will remain the obligation of the Company or be assumed by the surviving or acquiring entity, and there will be automatically substituted for the shares of our common stock then subject to the awards the consideration payable with respect of the outstanding shares of our common stock in connection with the change in control, the time vesting and exercisability of all outstanding awards will immediately accelerate by a period of twelve months, provided that, with respect to Performance Awards (as defined in each of the 2010 Plan and 2019 Plan), such acceleration will apply to Performance Awards such that if the applicable performance period is scheduled to end within 12 months following the Change in Control, the Performance Award will be deemed to have been fully vested and earned as of the Change in Control based upon the greater of (A) an assumed achievement of all relevant performance goals at the "target" level or (B) the actual level of achievement of all relevant performance goals as of the Change in Control. In addition to the foregoing, with respect to awards granted prior to the consummation of the change in control, in the event that any grantee who remains an employee of the Company or the acquiring or surviving entity immediately following the consummation of the change in control is terminated without cause (as defined in each of the 2010 Plan and 2019 Plan) or terminates his or her own employment for good reason (as defined in each of the 2010 Plan and 2019 Plan) prior to the first anniversary of the consummation of the change in control: (1) all options and SARs outstanding on the date the grantee's employment is terminated, will become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of our common stock subject to the options are subject to repurchase provisions then the repurchase restrictions will immediately lapse; (2) all restricted stock awards outstanding on the date the grantee's employment is terminated, will become vested in full and free of all repurchase provisions; (3) all restricted stock units that are not Performance Awards outstanding on the date the grantee's employment is terminated will become vested in full, and if the shares of common stock subject to such Restricted Stock Units are subject to repurchase provisions then such repurchase provisions will immediately lapse; (4) all other stock-based awards (as defined in each of the 2010 Plan and 2019 Plan) that are not Performance Awards will become exercisable, realizable or vested in full, and will be free of all repurchase provisions, as the case may be; and (5) all restricted stock awards, restricted stock units and other stock-based awards that are Performance Awards will become fully vested and earned based upon the greater of (A) an assumed achievement of all relevant performance goals at the "target" level or (B) the actual level of achievement of all relevant performance goals as of the change in control.

The PSUs granted to our NEOs in 2019 provide that upon the consummation of a change in control (as defined in the 2019 Plan) prior to the NEO's separation from service (as defined in the 2019 Plan), or upon a separation from service initiated by the Company or an affiliate in anticipation of the change in control and other than for cause (as defined in the 2019 Plan) during the six-month period preceding the change in control, the PSUs will vest based upon the higher of "target" achievement or actual performance achieved through the change in control (or as otherwise determined by the Compensation and Management Development Committee).

The summary of the foregoing benefits arising out of a change in control under the 2010 Plan and the 2019 Plan are subject to and qualified by the terms and conditions of all applicable award agreements and employment agreements to which our named executive officers are a party, in each case, as described in this Proxy Statement.

Payments under the Executive Deferred Compensation Plan

Participants in our executive deferred compensation plan, including the named executive officers, generally may elect to receive their account balances under the plan upon attaining an age specified by the applicable participant or upon the participant's retirement, in either case in lump-sum or in annual installments as specified in the plan, provided that the participant's remaining account balance generally would be paid to the participant in lump-sum in the event of the participant's separation from service with us prior to retirement or in the event of death or disability. In addition, any unvested amounts in a participant's account would vest upon the participant's death, disability, a change in control of us or the participant becoming eligible for retirement under the plan.

Long Term Incentive Plan

As part of Mr. Conroy's employment agreement, we established a Long Term Incentive Plan pursuant to which Mr. Conroy would be entitled to receive a cash payment upon a change of control based on the equity value of the Company as reflected in the following table.

LONG TERM INCENTIVE PLAN

	PORTION OF EQUITY VALUE

NAME	FROM $100 MILLION TO $500 MILLION	EACH INCREMENTAL $50 MILLION FROM $500 MILLION TO $1 BILLION	EACH INCREMENTAL $50 MILLION FROM $1 BILLION TO $2 BILLION	ANY AMOUNT OVER $2 BILLION

Kevin T. Conroy	1.00%	0.50%	0.25%	0.00%

40	Exact Sciences 2020 Proxy Statement

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Compensation and Management Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the "CD&A") for the year ended December 31, 2019, as contained in the foregoing section of this Proxy Statement. In reliance on the reviews and discussions referred to above, the Compensation and Management Development Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and in this Proxy Statement.

The Compensation and Management Development Committee: Katherine S. Zanotti, Chairperson James E. Doyle Daniel J. Levangie

Exact Sciences 2020 Proxy Statement	41

EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for 2019

The following table represents summary information regarding the compensation of each of our NEOs for the three years ended December 31, 2019.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)		STOCK AWARDS ($)(1)		OPTION AWARDS ($)(2)		ALL OTHER COMPENSATION ($)		TOTAL ($)

Kevin T. Conroy	2019	792,169	1,000,250	(3)	14,949,979		1,948,193		25,952	(4)	18,716,543
Chairman, President and	2018	695,800	794,952		3,651,651		1,833,094		16,500	(5)	6,991,997
Chief Executive Officer	2017	632,500	920,920		5,207,789	(6)	6,487,680	(6)	16,200	(5)	13,265,089

Jeffrey T. Elliott	2019	455,385	230,000		3,772,876		648,884		16,385	(5)	5,123,530
Chief Financial Officer	2018	400,000	228,500		891,837		448,209		15,317	(5)	1,983,863
	2017	350,000	254,800		1,410,996	(6)	1,757,080	(6)	15,351	(5)	3,788,227

Mark Stenhouse(7)	2019	513,846	677,500	(8)	3,708,412		616,042		29,250	(9)	5,545,050
General Manager, Screening	2018	375,000	285,625		2,910,000		—		291,631	(10)	3,862,256

D. Scott Coward	2019	483,016	242,050		3,708,412		616,042		16,800	(5)	5,066,320
Senior Vice President, General Counsel,	2018	446,923	268,488		891,837		448,209		29,857	(11)	2,085,314
Chief Administrative Officer and Secretary	2017	400,300	364,273		1,949,602	(6)	2,027,400	(6)	51,949	(12)	4,793,525

G. Bradley Cole(13)	2019	81,272	389,270		871,861		—		757,468	(14)	2,099,871
Former General Manager, Precision Oncology

Jacob Orville(15)	2019	57,692	370,137	(16)	3,291,960		—		341,800	(17)	4,061,589
General Manager, Pipeline

Ana Hooker	2019	407,054	203,636		2,872,609		444,926		16,800	(5)	3,945,025
Senior Vice President, Operations

(1)
The amounts shown in this column indicate the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, including the grant date fair value of the PSU awards granted on February 26, 2019, which the Company has accounted for at the "maximum" level. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2019. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by our NEOs.

(2)
The amounts shown in this column indicate the grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2019. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by our NEOs.

(3)
Mr. Conroy elected to defer payment of 100% of this amount pursuant to the Company's Executive Deferred Compensation Plan.

(4)
Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and (ii) $9,152 paid by the Company to Mr. Conroy for travel, lodging and other expenses incurred in respect of Mr. Conroy's spouse's attendance at a Company sales conference.

(5)
Represents a matching contribution to our 401(k) plan paid in shares of our common stock.

(6)
The amounts reported in the Stock Awards and Option Awards columns for 2017 represent the grant date fair value of time-based option and RSU awards that were approved by our Compensation and Management Development Committee on January 31, 2017 and made effective (for Omnibus Plan purposes) on February 23, 2017 in accordance with our Statement of Policy with respect to Equity Award Approval (the "2017 Equity Awards"). The issuance of each 2017 Equity Award was subject to and contingent upon approval by our stockholders at the 2017 annual meeting of the First Amendment to the 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015) (the "2017 Plan Amendment"), which approval was obtained on July 27, 2017.

Pursuant to and in accordance with FASB ASC Topic 718, the grant date fair value of each 2017 Equity Award is calculated as of July 27, 2017, the date on which the contingency of each such 2017 Equity Award was satisfied (which, in the case of the time-based option awards included in the 2017 Equity Awards, is based on a Black-Scholes valuation model based on the fair market value of our common stock on July 27, 2017). The closing price of our common stock on July 27, 2017 was $37.93.

The $37.93 closing price of our common stock on July 27, 2017 (the FASB ASC Topic 718 grant date) was significantly higher than the $21.68 closing price of our common stock on February 23, 2017, the date on which, pursuant to our Statement of Policy with respect to Equity Award Approvals, the 2017 Equity Awards would otherwise have been granted to our NEOs, and the date on which the FASB ASC Topic 718 grant date fair value would have been determined, had the 2017 Equity Awards not been subject to the contingency of stockholder approval of the 2017 Plan Amendment. Thus, as a result of applicable SEC and accounting rules—and the significant increase in the price of our common stock from February 2017 to July 2017—the values reflected in the Summary Compensation Table for the 2017 Equity Awards are meaningfully higher than the values when the Compensation and Management Development Committee approved the awards.

For illustrative purposes only, below is a table setting forth, with respect to each NEO who was an NEO in fiscal year 2017 and received an annual equity award in 2017, (i) the grant date fair value of each 2017 Equity Award as reflected in the Summary Compensation Table, (ii) the grant date fair value of each 2017 Equity Award on February 23, 2017, calculated under FASB ASC Topic 718, had such 2017 Equity Award not been subject to the contingency of stockholder approval of the 2017 Plan Amendment, (iii) the differences between such grant date fair values and (iv) each NEO's total compensation for 2017 had the grant date fair values of such NEO's 2017 Equity Awards been calculated as of February 23, 2017.

42	Exact Sciences 2020 Proxy Statement

EXECUTIVE COMPENSATION TABLES

NAME	2017 EQUITY AWARD	NUMBER OF SECURITIES UNDERLYING OPTIONS AND UNITS (#)	ASC 718 GRANT DATE FAIR VALUE AS OF JULY 27, 2017 (AS REFLECTED IN SUMMARY COMPENSATION TABLE) ($)	ASC 718 GRANT DATE FAIR VALUE AS OF FEBRUARY 23, 2017 ($)	DIFFERENCE IN GRANT DATE FAIR VALUES ($)	TOTAL 2017 COMPENSATION IN SUMMARY COMPENSATION TABLE (WITH FEBRUARY 23, 2017 GRANT DATE FAIR VALUE) ($)

Kevin T. Conroy	Stock Option	240,000	6,487,680	3,168,000	3,319,680	7,714,284
	Restricted Stock Units	137,300	5,207,789	2,976,664	2,231,125

Jeffrey T. Elliott	Stock Option	65,000	1,757,080	858,000	899,080	2,284,647
	Restricted Stock Units	37,200	1,410,996	806,496	604,500

D. Scott Coward	Stock Option	75,000	2,027,400	990,000	1,037,400	2,920,875
	Restricted Stock Units	51,400	1,949,602	1,114,352	835,250

(7)
Mr. Stenhouse was hired as President, Cologuard in April 2018.

(8)
Represents (i) $257,500 in incentive compensation bonus and (ii) the payment of $420,000 in respect of a portion of a signing bonus owed to Mr. Stenhouse in connection with his appointment as President, Cologuard in April 2018, the remainder of which will be paid in April 2020.

(9)
Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and (ii) $12,450 paid by the Company to Mr. Stenhouse for travel, lodging and other expenses incurred in respect of Mr. Stenhouse's spouse's attendance at a Company sales conference.

(10)
Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and (ii) the payment certain relocation and travel stipends paid to Mr. Stenhouse in connection with his appointment as President, Cologuard in April 2018.

(11)
Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and (ii) $13,357 paid in respect of a corporate apartment in Madison, Wisconsin used by Mr. Coward in 2018.

(12)
Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and (ii) $35,749 paid in respect of a corporate apartment in Madison, Wisconsin used by Mr. Coward in 2017.

(13)
Mr. Cole became our General Manager, Precision Oncology following the Company's acquisition of GHI in November 2019.

(14)
Our acquisition of GHI in November 2019 constituted "good reason" for purposes of, and thereby vested, certain severance benefits under Mr. Cole's prior employment arrangements with GHI. The amount reported represents the value of certain equity awards accelerated in connection with the vesting of such benefits.

(15)
Mr. Orville was hired as Senior Vice President, Pipeline in February 2019.

(16)
Represents (i) $170,137 in incentive compensation bonus and (ii) a one-time payment of $200,000 in respect of a signing bonus owed to Mr. Orville in connection with his appointment as Senior Vice President, Pipeline in February 2019.

(17)
Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and (ii) $325,000 paid in respect of certain relocation and travel stipends paid to Mr. Orville in connection with his appointment as Senior Vice President, Pipeline in February 2019.

Exact Sciences 2020 Proxy Statement	43

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards in 2019

The following table sets forth all plan-based awards made to our NEOs in 2019.

						ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)
			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS
								EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(1)
NAME	AWARD TYPE	GRANT DATE	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Kevin T. Conroy	Stock Option(2)	2/26/2019					34,110	92.62	1,948,193

	Restricted Stock Units(3)	2/26/2019				37,248			3,449,910

	Performance Share Units(4)	2/26/2019	31,041	62,082	124,164				11,500,070

Jeffrey T. Elliott	Stock Option(2)	2/26/2019					11,361	92.62	648,884

	Restricted Stock Units(3)	2/26/2019				13,747			1,273,247

	Performance Share Units(4)	2/26/2019	6,747	13,494	26,988				2,499,629

Mark Stenhouse	Stock Option(2)	2/26/2019					10,786	92.62	616,042

	Restricted Stock Units(3)	2/26/2019				13,051			1,208,784

	Performance Share Units(4)	2/26/2019	6,747	13,494	26,988				2,499,629

D. Scott Coward	Stock Option(2)	2/26/2019					10,786	92.62	616,042

	Restricted Stock Units(3)	2/26/2019				13,051			1,208,784

	Performance Share Units(4)	2/26/2019	6,747	13,494	26,988				2,499,629

G. Bradley Cole	Restricted Stock Units(5)	12/18/2019				9,620			871,861

Jacob Orville	Restricted Stock Units(6)	2/18/2019				14,595			1,292,387

	Performance Share Units(4)	2/26/2019	5,398	10,794	21,589				1,999,573

Ana Hooker	Stock Option(2)	2/26/2019					7,790	92.62	444,926

	Restricted Stock Units(3)	2/26/2019				9,426			873,036

	Performance Share Units(4)	2/26/2019	5,398	10,794	21,589				1,999,573

(1)
The amounts shown in this column indicate the grant date fair value of option awards and the grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2019. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by our NEOs.

(2)
The shares underlying this option vest and become exercisable in four equal annual installments beginning on February 26, 2020.

(3)
Represents RSUs which vest in four equal annual installments beginning on February 26, 2020.

(4)
Represents a PSU award. For further information, see "Annual Equity Awards" above.

(5)
Represents RSUs which vest on December 31, 2020.

(6)
Represents RSUs which vest in four equal annual installments beginning on February 18, 2020.

44	Exact Sciences 2020 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at December 31, 2019

The following table presents information about information about unexercised options and unvested RSUs and PSUs that were held by our NEOs as of December 31, 2019.

	OPTION AWARDS					STOCK AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)

Kevin T. Conroy	94,425	—		9.07	02/27/22	187,648	(3)	17,353,687	31,041	2,870,672
	96,758	—		10.82	02/22/23
	102,837	—		13.96	02/24/24
	66,723	—		23.38	03/09/25
	185,475	61,825	(4)	5.70	02/26/26
	120,000	120,000	(5)	21.68	02/23/27
	17,075	51,225	(6)	44.37	02/27/28
	—	34,110	(7)	92.62	02/26/29

Jeffrey T. Elliott	32,500	32,500	(5)	21.68	02/23/27	66,172	(8)	6,119,587	6,747	623,963
	4,175	12,525	(6)	44.37	02/27/28
	—	11,361	(7)	92.62	02/26/29

Mark Stenhouse	—	10,786	(7)	92.62	02/26/29	63,051	(9)	5,830,956	6,747	623,963

D. Scott Coward	—	13,750	(4)	5.70	02/26/26	75,226	(10)	6,956,900	6,747	623,963
	—	37,500	(5)	21.68	02/23/27
	—	12,525	(6)	44.37	02/27/28
	—	10,786	(7)	92.62	02/26/29

G. Bradley Cole	3,934	—		35.28	02/16/26	9,620	(11)	889,658	—	—
	13,422	—		35.91	01/31/27
	22,527	—		43.40	01/31/28
	21,230	—		94.76	01/29/29

Jacob Orville						14,595	(12)	1,349,746	5,398	499,207

Ana Hooker	15,000	—		23.38	03/09/25	43,876	(13)	4,057,652	5,398	499,207
	10,150	5,050	(4)	5.03	02/28/26
	15,000	15,000	(5)	21.68	02/23/27
	2,925	8,775	(6)	44.37	02/27/28
	—	7,790	(7)	92.62	02/26/29

(1)
The market value of unvested and unearned RSUs and PSUs is based on the closing price of our common stock on December 31, 2019 ($92.48).

(2)
Represents the unearned portion of certain PSUs, which vest based upon the achievement of (i) milestones related to revenue for the twelve months ended December 31, 2021 and (ii) certain scientific and other strategic milestones on or before December 31, 2021. In accordance with SEC rules, the amounts represent the threshold amounts payable in connection with such PSU awards.

(3)
Represents the unvested portions of certain RSUs that vest as follows: (1) 20,025 shares that vested on February 26, 2020; (2) 68,650 shares that vest in two equal annual installments beginning on February 23, 2020; (3) 61,725 shares that vest in three equal annual installments beginning on February 27, 2020 and (4) 37,248 shares that vest in four equal annual installments beginning on February 26, 2020.

(4)
Represents the unvested portion of an option grant that vested on February 26, 2020.

(5)
Represents the unvested portion of an option grant that vests in two equal annual installments beginning on February 23, 2020.

(6)
Represents the unvested portion of an option grant that vests in three equal annual installments beginning on February 27, 2020.

(7)
Represents the unvested portion of an option grant that vests in four equal annual installments beginning on February 26, 2020.

(8)
Represents the unvested portion of certain RSUs that vest as follows: (1) 18,750 shares that vest on July 28, 2020; (2) 18,600 shares that vest in two equal annual installments beginning on February 23, 2020; (3) 15,075 shares that vest in three equal annual installments beginning on February 27, 2020 and (4) 13,747 shares that vest in four equal annual installments beginning on February 26, 2020.

(9)
Represents the unvested portion of certain RSUs that vest as follows: (1) 50,000 shares that vest in three equal annual installments beginning on April 2, 2020 and (2) 13,051 shares that vest in four equal annual installments beginning on February 26, 2020.

(10)
Represents the unvested portion of certain RSUs that vest as follows: (1) 21,400 shares that vested on February 26, 2020; (2) 25,700 shares that vest in two equal annual installments beginning on February 23, 2020; (3) 15,075 shares that vest in three equal annual installments beginning on February 27, 2020 and (4) 13,051 shares that vest in four equal annual installments beginning on February 26, 2020.

Exact Sciences 2020 Proxy Statement	45

EXECUTIVE COMPENSATION TABLES
(11)
Represents the unvested portion of certain RSUs that vest on December 31, 2020.

(12)
Represents the unvested portion of certain RSUs that vest in four equal annual installments beginning on February 18, 2020.

(13)
Represents the unvested portion of certain RSUs that vest as follows: (1) 12,500 shares that vested on February 26, 2020; (2) 2,775 shares that vested on February 29, 2020; (3) 8,600 shares that vest in two equal annual installments beginning on February 23, 2020; (4) 10,575 shares that vest in three equal annual installments beginning on February 27, 2020 and (5) 9,426 shares that vest in four equal annual installments beginning on February 26, 2020.

2019 Option Exercises and Stock Vested Table

The following table sets forth information for each of our NEOs regarding stock option exercises and vesting of stock awards during 2019.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)

Kevin T. Conroy	11,440	845,395	99,325	9,082,504

Jeffrey T. Elliott	—	—	33,075	3,551,885

Mark Stenhouse	—	—	25,000	2,296,500

D. Scott Coward	100,425	6,597,352	45,300	4,164,049

G. Bradley Cole	—	—	—	—

Jacob Orville	—	—	—	—

Ana Hooker	—	—	25,600	2,359,635

(1)
Value realized is calculated based on the difference between the closing price of our common stock on the date of exercise and the exercise price of the stock option.

(2)
Value realized is calculated based on the closing price of our common stock on the date of vesting.

2019 Nonqualified Deferred Compensation

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS IN LAST FY ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)(2)

Kevin T. Conroy	1,000,250	—	—	—	1,000,250

Jeffrey T. Elliott	—	—	—	—	—

Mark Stenhouse	—	—	—	—	—

D. Scott Coward	—	—	—	—	—

G. Bradley Cole	—	—	—	—	—

Jacob Orville	—	—	—	—	—

Ana Hooker	—	—	—	—	—

(1)
The amounts shown in this column are reported as compensation in 2019 in the Summary Compensation Table.

(2)
$1,000,250 has been reported as compensation in 2019 in the Summary Compensation Table.

We maintain an executive non-qualified deferred compensation plan pursuant to which certain employees, including our named executive officers, may defer up to 90% of their cash compensation other than bonuses and 100% of their cash bonuses, and pursuant to which we may make matching and other contributions in our discretion. Any matching contributions made by us generally would be subject to continued service for one year, subject to earlier vesting upon death, disability, a change in control of us or the participant becoming eligible for retirement under the plan. A participant generally may elect to receive his or her account balance under the plan upon attaining an age specified by the participant or upon the participant's retirement, in either case in lump-sum or in annual installments as specified in the plan, provided that the participant's remaining account balance generally would be paid to the participant in lump-sum in the event of the participant's separation from service with us prior to retirement or in the event of death or disability. Amounts in a participant's account are treated as invested in investments selected by the participant from a menu of investment options designated by us.

Potential Payments upon Termination or Change of Control

The following table sets forth the estimated post-employment compensation and benefits that would have been payable to our NEOs under their employment agreements, assuming that each covered circumstance occurred on December 31, 2019.

46	Exact Sciences 2020 Proxy Statement

EXECUTIVE COMPENSATION TABLES

For further information regarding the following table, see the "Potential Benefits upon Termination or Change of Control" section of the Compensation Discussion & Analysis in this Proxy Statement.

NAME AND BENEFIT	SEVERANCE ELIGIBLE TERMINATION* ($)		CHANGE OF CONTROL ($)		DEATH OR DISABILITY ($)

Kevin T. Conroy
Cash Severance	1,200,300	(1)	—		—
Bonus	1,000,250	(2)	—		—
Options and Restricted Stock	18,224,890	(3)	39,420,639	(4)	39,420,639	(5)
Long-Term Incentive Plan			10,000,000	(6)
COBRA Benefits	20,226	(7)	—		—
Outplacement Consulting	10,000		—		—
Total Estimated Value	20,455,666		49,420,639		39,420,639

Jeffrey T. Elliott
Cash Severance	460,000	(8)	—		—
Bonus	230,000	(2)	—		—
Options and Restricted Stock	4,727,989	(3)	10,271,089	(4)	10,271,089	(5)
COBRA Benefits	20,226	(7)	—		—
Outplacement Consulting	10,000		—		—
Total Estimated Value	5,448,215		10,271,089		10,271,089

Mark Stenhouse
Cash Severance	515,000	(8)	—		—
Bonus	257,500	(2)	—		—
Options and Restricted Stock	2,613,762	(9)	2,613,762	(10)	7,078,881	(5)
COBRA Benefits	18,393	(7)	—		—
Outplacement Consulting	10,000		—		—
Total Estimated Value	3,414,655		2,613,762		7,078,881

D. Scott Coward
Cash Severance	484,100	(8)	—		—
Bonus	242,050	(2)	—		—
Options and Restricted Stock	6,655,498	(3)	12,655,628	(4)	12,655,628	(5)
COBRA Benefits	20,226	(7)	—		—
Outplacement Consulting	10,000		—		—
Total Estimated Value	7,411,874		12,655,628		12,655,628

G. Bradley Cole
Cash Severance	—		—		—
Bonus	—		—		—
Options and Restricted Stock	—		—		—
COBRA Benefits	—		—		—
Outplacement Consulting	—		—		—
Total Estimated Value	—				—
			—

Jacob Orville
Cash Severance	400,000	(8)	—		—
Bonus	170,137	(2)	—		—
Options and Restricted Stock	337,460	(11)	337,460	(10)	2,347,975	(5)
COBRA Benefits	20,226	(7)	—		—
Outplacement Consulting	10,000		—		—
Total Estimated Value	937,823		337,460		2,347,975

Ana Hooker
Cash Severance	410,000	(8)	—		—
Bonus	203,636	(2)	—		—
Options and Restricted Stock	3,467,608	(12)	3,467,608	(10)	6,981,670	(5)
COBRA Benefits	15,113	(7)	—
Outplacement Consulting	10,000		—		—
Total Estimated Value	4,106,357		3,467,608		6,981,670

*
"Severance Eligible Termination" means the executive's termination by the Company without cause or by the executive for good reason.

(1)
Represents 18 months' severance payable upon a Severance Eligible Termination and does not include an additional $400,100, representing an additional six months' severance, that would be payable if such Severance Eligible Termination occurs within 12 months before a Change of Control (as defined in Mr. Conroy's employment agreement).

(2)
Represents 2019 bonus award.

(3)
Represents the value of unvested options and RSUs held on December 31, 2019 that were scheduled to vest within 12 months of such date, assuming such acceleration in connection with a Severance Eligible Termination, based upon the closing market price of the common stock on December 31, 2019 ($92.48).

(4)
Represents the value of unvested options, RSUs and PSUs held on December 31, 2019, based upon the closing market price on December 31, 2019 ($92.48). These options and RSUs would vest in full upon a Change of Control (as defined in the NEO's employment agreement) if such NEO (x) remains employed by the Company (or its successor) at least six months following such Change of Control or (y) is terminated without Cause or resigns for Good Reason (each as

Exact Sciences 2020 Proxy Statement	47

EXECUTIVE COMPENSATION TABLES

  defined in the NEO's employment agreement) (1) within four months prior to the consummation of such Change of Control or (2) within 12 months following such Change of Control. In accordance with the terms of such NEO's employment agreement and the award agreement governing such NEO's PSU award, this amount reflects the acceleration of such PSUs based upon the achievement of the performance metrics to which such PSUs are subject at the "target" level.

(5)
Represents the value of unvested options, RSUs and PSUs held on December 31, 2019, based upon the closing market price on December 31, 2019 ($92.48). These options and RSUs would vest in full upon the NEO's death or Disability (as defined in the NEO's employment agreement). In accordance with the terms of such NEO's employment agreement and the award agreement governing such NEO's PSU award, this amount reflects the acceleration of such PSUs based upon the achievement of the performance metrics to which such PSUs are subject at the "target" level.

(6)
Amount represents payment due under the Long Term Incentive Plan assuming a change of control transaction at an equity value equal to the Company's total market capitalization as of December 31, 2019.

(7)
Represents the estimated cost of paying for premiums for health and/or dental insurance for the maximum of 12 months.

(8)
Represents 12 months' severance.

(9)
Represents the value of unvested options and RSUs held on December 31, 2019 that were scheduled to vest within 12 months of such date, assuming such acceleration in connection with a Severance Eligible Termination and does not include an additional $4,465,119 representing the incremental value of the remainder of Mr. Stenhouse's unvested options, RSUs and PSUs held on December 31, 2019, all of which would vest in full if such Severance Eligible Termination occurred within 4 months before or 12 months after a Change of Control (as defined in Mr. Stenhouse's employment agreement). In accordance with the terms of Mr. Stenhouse's employment agreement and the award agreement governing Mr. Stenhouse's PSU award, the amount reflected in the immediately preceding sentence reflects the acceleration of such PSUs based upon the achievement of the performance metrics to which such PSUs are subject at the "target" level. The foregoing values are calculated based upon the closing market price of the common stock on December 31, 2019 ($92.48).

(10)
Represents the value of unvested options and RSUs held on December 31, 2019 that were scheduled to vest within 12 months of such date, assuming such acceleration in connection with a Change of Control (as defined in the NEO's employment agreement), based upon the closing market price of the common stock on December 31, 2019 ($92.48). Because the performance period under the PSUs held by the NEO is not scheduled to end within twelve months following a Change of Control as of December 31, 2019, such PSUs are not subject to acceleration under such NEO's employment agreement, and this amount does not include any acceleration of such PSUs.

(11)
Represents the value of unvested options and RSUs held on December 31, 2019 that were scheduled to vest within 12 months of such date, assuming such acceleration in connection with a Severance Eligible Termination and does not include an additional $2,010,515 representing the incremental value of the remainder of Mr. Orville's unvested options, RSUs and PSUs held on December 31, 2019, all of which would vest in full if such Severance Eligible Termination occurred within 4 months before or 12 months after a Change of Control (as defined in Mr. Orville's employment agreement). In accordance with the terms of Mr. Orville's employment agreement and the award agreement governing Mr. Orville's PSU award, the amount reflected in the immediately preceding sentence reflects the acceleration of such PSUs based upon the achievement of the performance metrics to which such PSUs are subject at the "target" level. The foregoing values are calculated based upon the closing market price of the common stock on December 31, 2019 ($92.48).

(12)
Represents the value of unvested options and RSUs held on December 31, 2019 that were scheduled to vest within 12 months of such date, assuming such acceleration in connection with a Severance Eligible Termination and does not include an additional $3,514,062 representing the incremental value of the remainder of Ms. Hooker's unvested options, RSUs and PSUs held on December 31, 2019, all of which would vest in full if such Severance Eligible Termination occurred within 4 months before or 12 months after a Change of Control (as defined in Ms. Hooker's employment agreement). In accordance with the terms of Ms. Hooker's employment agreement and the award agreement governing Ms. Hooker's PSU award, the amount reflected in the immediately preceding sentence reflects the acceleration of such PSUs based upon the achievement of the performance metrics to which such PSUs are subject at the "target" level. The foregoing values are calculated based upon the closing market price of the common stock on December 31, 2019 ($92.48).

48	Exact Sciences 2020 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

We maintain the following equity compensation plans under which our equity securities that have been issued or are authorized for issuance to our employees and/or directors, in each case, as amended: the 2000 Stock Option and Incentive Plan, the 2010 Omnibus Long-Term Incentive Plan, the 2010 Employee Stock Purchase Plan, the 2016 Inducement Award Plan and the 2019 Omnibus Long-Term Incentive Plan. The following table presents information about these plans as of December 31, 2019.

PLAN CATEGORY(1)	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES OUTSTANDING)

Equity compensation plans approved by security holders	5,549,490	(2)	$25.76	(3)	14,851,832	(4)

Equity compensation plans not approved by security holders	360,744	(5)	N/A		1,640,063	(6)

Total	5,910,234		$25.76		16,491,895

(1)
Table does not include (a) 466,944 shares of common stock issuable pursuant to outstanding restricted stock units or (b) 650,405 shares of common stock issuable pursuant to outstanding stock options (which had a weighted average exercise price of $60.02 per share as of December 31, 2019), in each case granted under GHI's equity compensation plan (the "GHI Plan"), which the Company assumed in connection with the acquisition of GHI in 2019. No further awards may be granted under the GHI Plan.

(2)
Includes 3,729,293 outstanding RSUs.

(3)
Does not reflect RSUs included in the first column that do not have an exercise price.

(4)
Consists of 13,791,753 shares of common stock available for future issuance under our 2019 Omnibus Long-Term Incentive Plan and 1,060,079 shares of common stock available for future issuance under our 2010 Employee Stock Purchase Plan.

(5)
Includes 229,691 RSUs issued under our 2016 Inducement Award Plan granted to 423 Company employees in connection with their hiring. These inducement RSU awards convert into common stock on a one-for-one basis upon vesting and vest in four equal annual installments beginning on the first anniversary of the applicable grant date. Also includes 131,053 RSUs granted pursuant to Nasdaq Rule 5635(c) under the 2019 Omnibus Long-Term Incentive Plan based on the shares that were available for grant under the GHI Plan at the time the Company acquired GHI. None of these RSUs were granted to individuals employed by the Company immediately prior to the acquisition of GHI.

(6)
Reflects shares of common stock that the Company may grant pursuant to Nasdaq Rule 5635(c) under the 2019 Omnibus Long-Term Incentive Plan based on the shares that were available for grant under the GHI Plan at the time the Company acquired GHI. These shares may only be granted to persons who were not employed by the Company immediately prior to the acquisition of GHI.

Exact Sciences 2020 Proxy Statement	49

CEO PAY RATIO

CEO PAY RATIO

As required by SEC rules, we are providing the following information about the relationship of the annual total compensation for 2019 of our employees and our CEO, Mr. Conroy. The pay ratio provided below is a reasonable estimate calculated in accordance with SEC rules and methods for disclosure.

For 2019, the median of the annual total compensation of all our employees (other than our CEO) was $113,869; and the annual total compensation of our CEO, for purposes of this pay ratio disclosure (as discussed below), was $18,729,996. As a result, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was approximately 164 to 1. As discussed further beginning on page 33, during 2019 Mr. Conroy was granted one-time performance-contingent Performance Stock Units intended to provide performance incentives over a three-year period. In order to provide a more accurate assessment of Mr. Conroy's compensation for 2019 relative to our median employee, and in order to account for the long-term intent of that award, as a supplemental ratio we deducted 2/3 of the value of that award, which would result in a supplemental pay ratio of 97:1.

Consistent with prior years' disclosure, we identified our median employee by (A) aggregating for each of our employees (other than our CEO) as of December 13, 2019 (our median employee determination date): (1) for permanent salaried employees, annual base salary, and solely for hourly employees, hourly rate multiplied by expected annual work schedule, including overtime (adjusted for the portion of the year actually worked for non-permanent employees), (2) target bonus for 2019, and (3) estimated grant date fair value of equity awards granted during 2019, and (B) ranking our employees from lowest to highest using this compensation measure. Amounts paid in currencies other than US Dollars were converted based on the average annual exchange rate as of the determination date.

For the annual total compensation of our median employee, we identified and calculated the elements of that employee's compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x), and then added the Company's annual share of the cost of medical, dental, disability, and life insurance for the employee, resulting in annual total compensation of $113,869. For the annual total compensation of our CEO, we used the amount reported in the "Total" column of our 2019 Summary Compensation Table, adjusted as follows: to maintain consistency between the annual total compensation of our CEO and our median employee, we added the Company's annual share of the cost of medical, dental, disability, and life insurance for our CEO (estimated at $13,453) to the amount reported in the Summary Compensation Table. This resulted in annual total compensation for purposes of determining the CEO pay ratio of $18,729,996, which exceeded the amount reported for our CEO in the Summary Compensation Table.

50	Exact Sciences 2020 Proxy Statement

PROPOSAL 4—APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

PROPOSAL 4—APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

WHAT YOU ARE VOTING ON:

At the 2020 Annual Meeting, stockholders are being asked to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares.

Our Board is seeking stockholder approval of an amendment to our Certificate of Incorporation that would increase the number of authorized shares of common stock from 200,000,000 to 400,000,000. The proposed Certificate of Amendment to the Certificate of Incorporation (the "Certificate of Amendment") is attached hereto as Appendix A.

The newly authorized shares of common stock would have the same rights as the currently outstanding shares of our common stock. As of March 31, 2020, 149,443,103 shares of our common stock were issued and outstanding, 4,767,961 shares were subject to outstanding restricted stock unit awards, 2,840,592 options to purchase shares of our common stock were issued and outstanding under our equity compensation plans, 13,360,645 shares of our common stock were reserved for future issuance under our equity compensation plans, and 26,291,240 shares were reserved for issuance upon the conversion of our outstanding convertible notes. Accordingly, 196,703,541 of the 200,000,000 authorized shares of our common stock are currently issued or reserved while 3,296,459 of the authorized shares of our common stock remain available for future issuance.

Reasons for the Increase in Authorized Shares

Our Board believes it would be prudent and advisable to have the additional shares available to provide additional flexibility regarding the potential use of shares of common stock for business and financial purposes in the future. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our authorized shares. The additional shares could be used for various purposes without further stockholder approval. These purposes may include: (i) raising capital, if we have an appropriate opportunity, through offerings of common stock or securities that are convertible into common stock; (ii) expanding our business through potential strategic transactions, including mergers, acquisitions, and other business combinations or acquisitions of new technologies or products; (iii) establishing strategic relationships with other companies; (iv) exchanges of common stock or securities that are convertible into common stock for other outstanding securities; (v) providing equity incentives to attract and retain employees, officers or directors; and (vi) other purposes.

Potential Effects of the Proposed Amendment

If the proposed amendment is approved by our stockholders, the additional authorized shares of common stock would have rights identical to our currently outstanding common stock. Our Certificate of Incorporation also currently authorizes the issuance of 5,000,000 shares of preferred stock, none of which are issued or outstanding.

The proposed amendment to the Certificate of Incorporation would not change the authorized number of shares of preferred stock. Future issuances of shares of common stock or securities convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share and the voting interest and power of current stockholders since holders of common stock are not entitled to preemptive rights.

SEC rules require disclosure of the possible anti-takeover effects of an increase in authorized capital stock and other charter and bylaw provisions that could have an anti-takeover effect. Although we have not proposed the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, such shares could have an anti-takeover effect. The additional shares could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board of Directors or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the proposed amendment is approved, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of common stock, or the replacement or removal of members of the Board of Directors or management.

Implementation of the Authorized Share Increase

Following stockholder approval of this proposal, the authorized share increase would be implemented by our filing the Certificate of Amendment with the Secretary of State of the State of Delaware. However, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the Board of Directors reserves the right to abandon this proposal and to not file the Certificate of Amendment, even if approved by the stockholders of the Corporation, if the Board of Directors, in its discretion, determines that such amendment is no longer in the best interests of the Corporation or its stockholders.

Exact Sciences 2020 Proxy Statement	51

PROPOSAL 4—APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Vote Required for Approval

The amendment to our Certificate of Incorporation will be approved if holders of a majority of the issued and outstanding shares of common stock as of the record date vote in favor of the proposal.

52	Exact Sciences 2020 Proxy Statement

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 27, 2020 by:

»
each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

»
each executive officer included in the Summary Compensation Table above;

»
each of our directors;

»
each person nominated to become a director; and

»
all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Exact Sciences Corporation at 441 Charmany Drive, Madison, Wisconsin 53719. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to restricted stock unit awards expected to vest within 60 days of April 27, 2020 and options which may be exercised within 60 days after April 27, 2020 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock outstanding as of April 27, 2020 is based upon 149,564,305 shares outstanding on that date.

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF ISSUED SHARES		NUMBER OF SHARES ISSUABLE(1)		TOTAL SHARES BENEFICIALLY OWNED	PERCENTAGE OF COMMON STOCK OUTSTANDING

Directors and Executive Officers

Thomas D. Carey	34,181		18,850		53,031	*

Eli Casdin	6,712	(2)	8,888		15,600	*

G. Bradley Cole	10,194		43,757		53,951	*

Kevin T. Conroy	1,019,268	(3)	830,721	(4)	1,849,989	1.3%

D. Scott Coward	54,313	(5)	2,697	(4)	57,010	*

James E. Doyle	32,440		18,477		50,917	*

Jeffrey T. Elliott	60,015	(6)	59,940	(4)	119,955	*

Ana Hooker	208,687	(7)	60,498	(4)	269,185	*

Pierre Jacquet	5,982		—		5,982	*

Daniel J. Levangie	12,458		16,545		29,003	*

Freda Lewis-Hall	5,064		—		5,064	*

Jacob Orville	2,688	(8)	—	(4)	2,688	*

Kathleen Sebelius	8,200		—		8,200	*

Andrew Slavitt	6,887		—		6,887	*

Mark Stenhouse	29,926	(9)	2,697	(4)	32,623	*

Michael S. Wyzga	8,913		26,595		35,508	*

Katherine S. Zanotti	77,513	(10)	25,637		103,150	*

All directors and executive officers as a group (18 persons)(11)	1,589,355		1,118,912		2,708,267	1.8%

Stockholders

BlackRock, Inc.(12)	7,784,507		—		7,784,507	5.3%

T. Rowe Price(13)	18,698,591		—		18,698,591	12.6%

The Vanguard Group(14)	13,428,104		—		13,428,104	9.1%

*
Less than one percent.

Exact Sciences 2020 Proxy Statement	53

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(1)
Represents shares of our common stock issuable pursuant to option, restricted stock unit and deferred stock unit awards exercisable or issuable within 60 days of April 17, 2020. Does not include shares of stock issuable pursuant to option, restricted stock unit and deferred stock unit awards not exercisable or issuable within 60 days of April 17, 2020.

(2)
Includes 450 shares of common stock held in custodial accounts, for the benefit of certain of Mr. Casdin's family members, over which Mr. Casdin serves as custodian (the "Casdin Custodial Accounts"). Mr. Casdin may be deemed to have shared voting and investment power with respect to the shares of common stock held by the Casdin Custodial Accounts. Mr. Casdin expressly disclaims beneficial ownership of any such securities held by the Casdin Custodial Accounts, except to the extent of his pecuniary interest therein, if any.

(3)
Includes 26,305 shares held through our 401(k) plan.

(4)
Does not include shares of common stock issuable on May 1, 2020 upon purchase pursuant to the Company's 2010 Employee Stock Purchase Plan. The number of shares to be purchased on May 1, 2020 was indeterminable as of April 17, 2020.

(5)
Includes 4,074 shares held through our 401(k) plan.

(6)
Includes 1,147 shares held through our 401(k) plan.

(7)
Includes 1,551 shares held through our 401(k) plan.

(8)
Includes 192 shares held through our 401(k) plan.

(9)
Includes 355 shares held through our 401(k) plan.

(10)
Includes 37,000 shares held in a grantor retained annuity trust in respect of which Mrs. Zanotti is the trustee and holds sole voting and investment power.

(11)
Amount includes shares of common stock beneficially owned by Torsten Hoof, our General Manager, International, who became an executive officer on November 11, 2019 following the completion of our acquisition of Genomic Health. As of April 17, 2020, Mr. Hoof beneficially owned 5,914 shares and options to purchase 3,610 shares which may be exercised within 60 days after April 17, 2020. As of April 17, 2020, Mr. Hoof did not hold any shares of common stock issuable by us pursuant to restricted stock unit awards expected to vest within 60 days of April 17, 2020.

(12)
BlackRock, Inc., a Delaware corporation ("BlackRock"), beneficially owns these shares through its subsidiaries, BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Finanical Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd., and has the sole power to vote or to direct the vote of 6,816,920 shares and has the sole power to dispose or to direct the disposition of 7,784,507 shares. The principal address of BlackRock is 55 East 52nd Street, New York, New York 10055. This information has been obtained from Schedule 13G filed by BlackRock with the SEC on February 10, 2020.

(13)
T. Rowe Price Associates, Inc., a Maryland corporation ("T. Rowe Price"), has the sole power to vote or to direct the vote of 5,311,294 shares and the sole power to dispose or to direct the disposition of 18,698,591 shares. As disclosed by T. Rowe Price, these securities are owned by various individual and institutional investors for which T. Rowe Price serves as an investment advisor. For purposes of reporting requirements of the Exchange Act, T. Rowe Price is deemed to be the beneficial owner of such securities. The principal address of T. Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202. This information has been obtained from Amendment No. 2 to Schedule 13G filed by T. Rowe Price with the SEC on February 14, 2020.

(14)
The Vanguard Group, Inc., a Pennsylvania corporation ("Vanguard"), beneficially owns these shares directly and through its subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Vanguard has the sole power to vote or to direct the vote of 115,578 shares, the shared power to vote or to direct the vote of 37,980 shares, the sole power to dispose or to direct the disposition of 13,289,134 shares and shared power to dispose or to direct the disposition of 138,970 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 62,530 shares, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 127,145 shares. The principal address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information has been obtained from Amendment No. 7 to Schedule 13G filed by Vanguard with the SEC on February 12, 2020.

54	Exact Sciences 2020 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of copies of such filings, we believe that all reporting persons complied on a timely basis with all Section 16(a) filing requirements during the year ended December 31, 2019, except that Eli Casdin filed one late Form 4 with respect to shares of common stock Mr. Casdin received in exchange for shares of Genomic Health he held indirectly prior to the Company's acquisition of Genomic Health.

OTHER BUSINESS

Our Board of Directors knows of no business that will be presented for consideration at the 2020 Annual Meeting other than those items stated above. If any other business should come before the 2020 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 23, 2020

The proxy statement and annual report to stockholders are available at www.proxvote.com.

Exact Sciences 2020 Proxy Statement	55

QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about June 11, 2020, we will mail to our stockholders of record as of June 1, 2020 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy materials, including our proxy statement and our 2020 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2019. All stockholders will have the ability to access our proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access our proxy materials on the Internet or to request printed versions are provided in the Notice. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise.

What does it mean if I receive more than one Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I receive a paper copy of the materials?

If you prefer to receive paper copies of the proxy materials, you can still do so. You may request a paper copy by following the instructions provided in the Notice. The Notice also provides you with instructions on how to request paper copies of the proxy materials on an ongoing basis. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the Annual Meeting. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

What is a proxy?

Our Board of Directors is asking for your proxy. This means you authorize persons selected by us to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder's specific voting instructions.

What items will be voted on at the Annual Meeting?

There are four proposals scheduled to be voted on at the annual meeting:

»
To elect the four nominees to our Board of Directors nominated by our Board of Directors to serve for a three year term as Class II directors.

»
To ratify the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for 2020.

»
To hold an advisory vote on executive compensation.

»
To approve an amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares.

Our Board of Directors is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are our Board of Directors' voting recommendations?

Our Board of Directors recommends that you vote your shares:

»
FOR the four nominees to our Board of Directors nominated by our Board of Directors to serve for a three year term as Class II directors;

»
FOR the ratification of the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for 2020;

»
FOR the approval of the advisory vote on executive compensation; and

»
FOR the approval of the amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares.

56	Exact Sciences 2020 Proxy Statement

QUESTIONS AND ANSWERS

When is the record date and who is entitled to vote?

Our Board of Directors set June 1, 2020 as the record date. Holders of record of shares of our common stock as of the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the record date, there were                                         shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in "street name," you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. The meeting webcast will begin promptly at 10:00 a.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin shortly before the meeting on July 23, 2020.

Why hold a virtual meeting?

Virtual meeting technology provides expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. A virtual meeting enables stockholder participation from any location around the world with Internet access. Furthermore, as part of our effort to maintain the health and safety of our directors, members of management, employees and stockholders who wish to attend the Annual Meeting, in light of the novel coronavirus disease, COVID-19, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of Exact Sciences stock is reflected directly on the books and records of our transfer agent, American Stock Transfer and Trust Company, LLC. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in "street name" and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to ownership records for the registered shares. If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

How do I vote my shares without attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:

»
By telephone.  You can vote by calling 1-800-690-6903 with the control number included on the Notice or proxy card.

»
By Internet.  You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card.

»
By mail.  You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on July 22, 2020.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Annual Meeting?

We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at https://www.virtualshareholdermeeting.com/EXAS2020. If you were a stockholder as of the record date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

»
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://www.virtualshareholdermeeting.com/EXAS2020.

»
Assistance with questions regarding how to attend and participate via the Internet will be provided at https://www.virtualshareholdermeeting.com/EXAS2020 on the day of the Annual Meeting.

»
Webcast starts at 10:00 a.m. Central Time.

»
You will need your 16-Digit Control Number to enter the Annual Meeting.

»
Stockholders may submit questions while attending the Annual Meeting via the Internet.

»
Webcast replay of the Annual Meeting will be available until July 23, 2021.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in "street name," you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

Exact Sciences 2020 Proxy Statement	57

QUESTIONS AND ANSWERS

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

How can I change or revoke my vote?

You may change or revoke your vote as follows:

»
Stockholders of record.  You may change or revoke your vote by submitting a written notice of revocation to Exact Sciences Corporation c/o Secretary at 441 Charmany Drive, Madison, Wisconsin 53719 or by submitting another vote on or before July 22, 2020. You may also change your vote by voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on July 22, 2020 or by attending the Annual Meeting, revoking your proxy and voting again.

»
Beneficial owners of shares held in "street name."  You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in "street name." If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a "broker non-vote."

What ballot measures are considered "routine" or "non-routine?"

The election of directors ("Proposal 1") and the advisory vote on the compensation paid to our executive officers ("Proposal 3") are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 3.

The ratification of the appointment of PWC as our independent registered public accounting firm for 2020 ("Proposal 2") and the approval of the amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares ("Proposal 4") are considered to be routine matters under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposals 2 or 4.

What is the quorum for the annual meeting?

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary for the transaction of business at the annual meeting. This is called a quorum.

What is the voting requirement to approve each of the proposals?

The following are the voting requirements for each proposal:

»
Proposal 1, Election of Directors.  The nominees receiving the highest number of votes will be elected as Class II directors to serve until the 2023 annual meeting of stockholders. Under the majority voting policy contained in our Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election must offer his or her resignation as a director to our Corporate Governance and Nominating Committee of our Board of Directors. Upon receipt of this offer of resignation, our Corporate Governance and Nominating Committee will consider the offer of resignation and recommend to our Board of Directors action to be taken with respect to the offer of resignation, including whether or not to accept such offer of resignation. Our Board of Directors will then act upon such recommendation and promptly disclose its decision, together with an explanation of the reasons behind such decision.

»
Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm.  The ratification of our Audit and Finance Committee's appointment of PWC as our independent registered public accounting firm for 2020 will be approved if a majority of the votes of stockholders present or represented, in person or by proxy, and voting on this matter are cast in favor of the proposal.

»
Proposal 3, Advisory Vote on Executive Compensation.  The compensation paid to our named executive officers will be considered approved if a majority of the votes of stockholders present or represented, in person or by proxy, and voting on this matter, are cast in favor of the proposal.

58	Exact Sciences 2020 Proxy Statement

QUESTIONS AND ANSWERS
»
Proposal 4, Approval of an Amendment to our Certificate of Incorporation.  The amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 200,000,000 shares to 400,000,000 shares will be approved if holders of a majority of the issued and outstanding shares of common stock as of the record date vote in favor of the proposal.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Broker non-votes and abstentions are not counted as votes cast on any proposal considered at the annual meeting and, therefore, will have no effect on the proposals regarding the election of directors and the advisory vote on the compensation of our named executive officers. We expect no broker non-votes on the proposals regarding the appointment of PWC as our independent registered public accounting firm for 2020 and the amendment to our Certificate of Incorporation to increase the number of authorized shares. Abstentions will have no effect on the proposal ratifying the appointment of PWC as our independent registered public accounting firm for 2020. Abstentions will have the same effect as "no" votes on the proposal approving the amendment to the Certificate of Incorporation.

Who pays for solicitation of proxies?

We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the annual meeting?

We will announce preliminary or final voting results at the annual meeting and publish final results in a Form 8-K filed with the SEC within four business days following the meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2021 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company's Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2021 annual meeting of stockholders must be received no later than February 11, 2021. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company's Secretary at 441 Charmany Drive, Madison, Wisconsin 53719.

Requirements for Stockholder Nominations or Proposals to Be Brought Before the 2021 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2021 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2021 annual meeting of stockholders, must be delivered to the Company's Secretary at 441 Charmany Drive, Madison, Wisconsin 53719 not earlier than the close of business on March 25, 2021 and not later than the close of business on April 24, 2021. In addition, your notice must set forth the information required by our by-laws with respect to each director nomination or other proposal that you intend to present at the 2021 annual meeting of stockholders.

Exact Sciences 2020 Proxy Statement	59

ANNEX A CERTIFICATE OF AMENDMENT TO SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF EXACT SCIENCES CORPORATION

ANNEX A CERTIFICATE OF AMENDMENT TO SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF EXACT SCIENCES CORPORATION

ANNEX A
CERTIFICATE OF AMENDMENT
TO SIXTH AMENDED AND RESTATED CERTIFICATE
OF
INCORPORATION OF EXACT SCIENCES CORPORATION

            EXACT SCIENCES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

            FIRST: This Certificate of Amendment amends the provisions of the Corporation's Sixth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation").

            SECOND: Pursuant to the Section 242 of the Delaware General Corporation Law, this Certificate of Amendment hereby amends the provisions of the Corporation's Certificate of Incorporation by deleting the first paragraph of Article "FOURTH" and substituting therefor a new first paragraph to read in its entirety as follows:

              "FOURTH The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 405,000,000 shares, consisting of 400,000,000 shares of Common Stock with a par value of $0.01 per share (the "Common Stock") and 5,000,000 shares of Preferred Stock with a par value of $0.01 per share (the "Preferred Stock")."

              THIRD: This Certificate of Amendment has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this             day of                  2020.

EXACT SCIENCES CORPORATION
By:
Name:
Title:

60	Exact Sciences 2020 Proxy Statement

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 22, 2020 for shares held directly and by 11:59 p.m. Eastern Time on July 21, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. EXACT SCIENCES CORPORATION 441 CHARMANY DRIVE MADISON, WI 53719 ATTN: LEGAL DEPARTMENT During The Meeting - Go to www.virtualshareholdermeeting.com/EXAS2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 22, 2020 for shares held directly and by 11:59 p.m. Eastern Time on July 21, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D14223-P40404 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EXACT SCIENCES CORPORATION For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2, 3 AND 4. ! ! ! 1. To elect four members of the board of directors to serve for three-year terms as Class II Directors. NOMINEES: 01) Eli Casdin 02) James E. Doyle 03) Freda Lewis-Hall 04) Kathleen Sebelius For Against Abstain ! ! ! ! ! ! ! ! ! 2. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent registered public accounting firm for 2020. 3. To approve on an advisory basis the compensation of the Company's named executive officers. 4. To approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares. 5. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

2020 Annual Meeting of the Stockholders EXACT SCIENCES CORPORATION www.virtualshareholdermeeting.com/EXAS2020 Date: July 23, 2020 Time: 10:00 a.m. Central Time IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 23, 2020. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT www.proxyvote.com. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. D14224-P40404 EXACT SCIENCES CORPORATION Proxy for Annual Meeting of Stockholders July 23, 2020 SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Kevin T. Conroy and Jeffrey T. Elliott together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Exact Sciences Corporation (the "Company") which the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of Exact Sciences Corporation to be held on Thursday, July 23, 2020, at 10:00 a.m. Central Time, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE Address Changes/Comments: